                                                                   Exhibit 10.21


         Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.  Asterisks denote omissions.

Final Version of the Systems Operations Agreement

                         Systems Operations Agreement

This Systems Operations Agreement (this "Agreement") is entered into between,

on the one hand, Deutsche Borse Systems AG, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany

                                        (hereinafter, "DBS")

and, on the other hand,

1. Deutsche Borse Aktiengesellschaft, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany

                                        (hereinafter, "DBAG")

2.   Swiss Stock Exchange, Selnaustrasse 30, 8021 Zurich, Switzerland

                                        (hereinafter, "SWX")

3. Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                        (hereinafter, "CBOT")

4. Ceres Trading Limited Partnership, c/o Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                        (hereinafter, "Ceres")

5. Ceres Alliance L.L.C., c/o Board of Trade of the City of Chicago, 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                        (hereinafter, "Ceres Alliance")

6.   Eurex Frankfurt AG, Borsenplatz 4, 60313 Frankfurt am Main, Germany

                                        (hereinafter, "Eurex Frankfurt")

7.   Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland

                                        (hereinafter, "Eurex Zurich")

Final Version of the Systems Operations Agreement
                                                                             -2-

8.   Eurex Clearing AG, Borsenplatz 4, 60313 Frankfurt am Main, Germany

                                        (hereinafter, "Eurex Clearing")

9. CBOT/Eurex Alliance, L.L.C., 141 West Jackson Blvd., Suite 1520, Chicago, Illinois 60604, United States of America

                                        (hereinafter, "LLC")

                                    Preamble

A. DBAG and SWX originally developed and now hold Proprietary Rights in the Programs, known as "Eurex 2.0". The Development Parties (DBAG, SWX, CBOT and Ceres) entered into a Software License Agreement dated 1 October 1999 (the "Software License Agreement") that governs their respective rights to the Programs.

B. DBAG and SWX further developed the Programs during the period up to 1 October 1999, resulting in the Release 3.0 Modifications, which include versions 3.0 and 3.1 ("Eurex 3.0" and "Eurex 3.1"). The Software License Agreement sets forth the Development Parties' respective rights to the Release 3.0 Modifications.

C. DBAG and SWX entrusted DBS with the maintenance and further development of the Programs under two separate Consulting and Support Agreements (Beratungs- und Unterstutzungsvertrage) dated 25 March 1999 (the "Consulting Agreements").

D. DBAG, SWX, Eurex Zurich, Eurex Frankfurt, Eurex Deutschland, CBOT, Ceres and Ceres Alliance entered into an Alliance Agreement dated 1 October 1999 (the "Alliance Agreement") in order to coordinate their efforts in establishing, operating and maintaining the System as a common technological platform. For purposes of the Alliance Agreement, LLC will act, for the time being, as the "Future Development Entity" under the "Master Software Development Agreement" between the parties under which DBS will develop and maintain the Eurex Software for LLC on behalf of the Development Parties.

E. Without the participation of the CBOT Group, DBS commenced development of version 4.0 of the Eurex Software ("Eurex 4.0") on the basis of the Consulting Agreements and, at the end of January 2000, DBS finalized the software build for Eurex 4.0, which will be the basis for the development of a new version of the Eurex Software ("JV Release 1.0") under the Master Software Development Agreement. The Development Parties' respective rights to Eurex 4.0 are described in the Software License Agreement and the Alliance Agreement. On 20 January 2000, DBS, Ceres and LLC entered into an Interim Agreement (the "Interim Agreement") covering development work on the Eurex Software and the implementation, operation and maintenance of

Final Version of the Systems Operations Agreement
                                                                             -3-

     the System with regard to the CBOT Group until the Master Software Development Agreement and this Agreement are executed.

F. DBAG and SWX, acting through their joint subsidiary Eurex Zurich and Eurex Zurich's wholly owned subsidiaries Eurex Frankfurt and Eurex Clearing (Eurex Zurich, Eurex Frankfurt and Eurex Clearing referred to jointly as the "Eurex Entities"), entered into Service Agreements (Dienstleistungsvertrage) with DBS on 25 March 1999 (the "Service Agreements") under which DBS currently operates and maintains the System for Eurex Zurich and for Eurex Deutschland, the German futures and options exchange in Frankfurt am Main (run by Eurex Frankfurt). Eurex Deutschland, Borsenplatz 7 - 11, 60313 Frankfurt am Main, Germany, is a public law entity existing under German law.

G. The Development Parties wish to establish JV Release 1.0 for the CBOT Group and Eurex 4.1 for the Eurex Exchanges as well as future versions of the Eurex Software as part of the common technological platform to operate the Exchanges as two separate derivatives markets and to operate other exchanges pursuant to the Alliance Agreement. The Development Parties' respective rights to JV Release 1.0 and Eurex 4.1 are described elsewhere.


H. The parties to this Agreement are executing this Agreement under which DBS will implement, operate and maintain the System for LLC and the Eurex Entities on behalf of the Exchanges and the LLC Group, and the Master Software Development Agreement.

                                     (S) 1

   Definitions, Priorities in the Contractual Relationships, Cooperation and
                                    Fairness

1.1 Definitions. Terms used in this Agreement with initial capital letters (other than proper nouns) have the meanings set forth in the glossary of defined terms attached as Schedule 1.1.

1.2 Scope. This Agreement governs the relationship between DBS, on the one hand, and the LLC Group and its members, on the other hand, with regard to the implementation, maintenance and operation of the System. The development and maintenance of the Eurex Software itself will be governed by the Master Software Development Agreement, and any software development work will be governed and takes place by the Master Software Development Agreement even if it has been initiated under this Agreement. The parties will, however, coordinate the activities under this Agreement and the Master Software Development Agreement.

1.3 Order of Precedence. The Alliance Agreement, the Software License Agreement, the corporate governance documents and the shareholder agreements between or among two or more members of the LLC Group have priority over the terms of this Agreement with regard to their rights and obligations under such agreements, and the provisions in this Agreement are not to be considered for purposes of interpretation of those documents and agreements. The various

Final Version of the Systems Operations Agreement
                                                                             -4-

     agreements among the members of each of the Eurex Group and the CBOT Group control the relationships of the members within each group, and the provisions in this Agreement are not to be considered for purposes of interpretation of those agreements. Nothing in this Agreement will override or modify the terms of, or waive any rights under, any of such other existing agreements between the Eurex Group and the CBOT Group. However, this Agreement supersedes the Interim Agreement and payments made under the Interim Agreement will be credited against payments due under this Agreement.

1.4 Suspension. This Agreement suspends the Service Agreements and the Consulting Agreements with regard to the rights and obligations of DBS vis-a-vis each member of the Eurex Group effective on the first day of the calendar month in which this Agreement is signed and so long as this Agreement is in effect with respect to all members of the Eurex Group; provided, that all change requests which have not yet been completed (as such change requests are identified in Schedule 1.4) and all schedules under such Service Agreements and Consulting Agreements are hereby incorporated into this Agreement. DBS will provide copies of all such change requests to each member of the LLC Group within thirty days of execution of this Agreement. As soon as this Agreement terminates with respect to a member of the Eurex Group, the Service Agreements and the Consulting Agreements will, however, remain in effect with respect to such member of the Eurex Group and will replace this Agreement with regard to DBS's rights and obligations vis-a-vis such member of the Eurex Group, unless and until a follow-up agreement pursuant to Clause 18.3 becomes effective.

1.5 Cooperation. The parties hereby agree to cooperate closely and in a fair manner. The parties agree that, upon execution of this Agreement, questions, in particular those that may arise out of future business and organizational developments of the members of the LLC Group or that may be the result of other circumstances material to the relationship among the parties, may not be entirely anticipated in this Agreement from a factual and legal point of view and thus cannot be provided for in this Agreement. If any such questions arise with regard to this Agreement, then the parties will undertake to renegotiate the term or terms in question in order to reach a reasonable agreement reflecting their mutual interests. The parties will use their commercially reasonable best efforts to assure the successful operation of the System for the operation of the Exchanges as separate derivatives markets with equal access to the resources provided for under this Agreement; such equality of access will have absolute priority.

1.6 Fairness. The parties acknowledge that DBS is a wholly-owned subsidiary of DBAG and that DBAG and DBS are parties to a Profit and Loss Sharing Agreement (Ergebnisabfuehrungsvertrag). The terms and conditions of this Agreement including, without limitation, the DBS Catalogue of Prices, will be no less favorable to the members of the LLC Group than the terms and conditions (from DBAG's perspective) of any agreement pursuant to which DBS develops, maintains or operates the System or any similar system, software program or computer network, directly or indirectly, in part or in total, for DBAG including its Affiliates. DBS

Final Version of the Systems Operations Agreement
                                                                             -5-

     represents that the prices of the DBS Catalogue of Prices correspond and will, when adjusted pursuant to Clause 9.2, continue to correspond to general, competitive market rates and will not unduly favor DBS as a subsidiary of DBAG.

1.7 Resource Allocation. The parties anticipate that there will be numerous Change Requests submitted to DBS during the course of this Agreement which may place considerable demands on DBS's resources. The Change Requests may also require considerable resources from the other parties. DBS will treat LLC and the Eurex Entities equally, and will treat the LLC Group at least as favorably as any of its other customers when allocating resources to new Sub-Projects. In order to enable DBS and the other parties to allocate resources in a timely manner, the LLC and the Eurex Entities, together with DBS, will review anticipated needs for a subsequent calendar year during the period from 1 September to 31 October of the current year, and the parties will review the allocations again during June of the subsequent year for the rest of the year.

1.8 Agreements concerning Restricted Products. DBS will not enter into any separate agreements with any of the other parties to this Agreement about the implementation, operation or maintenance of the System involving another party`s Restricted Products without the agreement of such party. Notice of other such matters, proposals or agreements will be provided to the LLC for a thirty day review period, but nothing in this Agreement will restrict any party from moving forward from entering into such other agreements with DBS. Such notice shall be kept confidential by the members of the LLC Group.

1.9 CBOT Direction. With respect to matters regarding the part of the System which relates solely to the CBOT Group, the LLC will act exclusively at the direction of the CBOT Group's representatives in the management of the LLC, and the Eurex Group's representatives in the management of the LLC will not oppose such direction. The LLC will promptly provide to the CBOT Group any notices, invoices or other communication regarding the part of the System which relates solely to the CBOT Group.

1.10 Respective Rights and Obligations. When a reference is made in this Agreement to the respective rights or obligations of LLC or Eurex Entities (or to LLC and the Eurex Entities "as applicable" or "as the case may be"), it is intended that the rights or obligations of LLC relate solely to the part of the System for which it has engaged DBS under Clause 2.1 and that the rights or obligations of the Eurex Entities relate solely to the part of the System for which it has engaged DBS under Clause 2.1.

Final Version of the Systems Operations Agreement
                                                                             -6-

                                     (S) 2
                        Engagement and Project Structure

2.1 Engagement. LLC hereby engages DBS as general contractor to implement, operate and maintain the part of the System which relates solely to the CBOT Group. The Eurex Entities hereby engage DBS as general contractor to operate and maintain the part of the System which relates solely to the Eurex Group. For the part of the System which is shared by the CBOT Group and the Eurex Group, LLC engages DBS (see, Schedule 2.1). The CBOT Group and the Eurex Group will not be jointly and severally liable to DBS for the shared portion of the System; only the LLC is liable with regard to the shared portion of the System. The implementation, operation and maintenance of the System constitutes the "Project". The Project can be divided into various "Sub-Projects" (i.e., the current Sub-Projects under Clause 2.2 and future Change Requests under Clause 2.5).

2.2 Sub-Projects. The main initial Sub-Projects will consist of the implementation, operation and maintenance of the System including Hosts, Network and Access Points, ancillary software- and hardware-components (e.g., operating systems, system management Tools) and the connection of these elements with the Network, all as set forth in more detail in
     Schedule 2.2 which also includes the payment schedule for those Services until 31 December 2000 for those Services regarding the CBOT Group, and in
     Schedule 1.4 and in Schedule 9.2b regarding the Eurex Group.

     If the CBOT Group exercises its right to terminate for convenience under Clause 18.2, the fixed payments in lieu of payments under (S) 649 German Civil Code are set forth in Schedule 2.2a.

     The scope of work for all Sub-Projects is defined in Schedules 2.2 for the LLC and in Schedules 1.4 and 9.2 (b) for the Eurex Entities and any Change Requests (see, Clause 2.5), and may be refined in appropriate document Deliverables once Sign-Off has been given for such Deliverables (see, Section 8). The scheduling of work for each Sub-Project (e.g., milestones, completion dates and Performance Credits) will be set forth in the corresponding Schedule or Change Request.

2.3 Priority. Additional work can be identified during the course of the Project. The terms and conditions for all work are set forth in Schedules 2.2, 1.4 and 9.2b). and the Change Requests. If any provision in Schedules
     2.2 and 1.4 or 9.2b expressly states that it has priority over the terms of this Agreement, or if any provision in a Change Request expressly contradicts a provision in this Agreement, the provision in the Schedule or the relevant Change Request will have priority over the relevant terms of this Agreement. If a provision in Schedules 2.2 or in 1.4 or 9.2b or a Change Request contradicts a provision in a Change Request, the most recent provision will have priority.

2.4 Deliverables, Services, Tasks. Schedules 2.2, 1.4, 9.2(b) and 10.1 and each Change Request must describe the specific work results ("Deliverables") to be produced under the Schedule or

Final Version of the Systems Operations Agreement
                                                                             -7-

     Change Request. A Deliverable must include, if appropriate, functional and technical specifications ("Detailed Definition") for itself or for other Deliverables. Schedules and Change Requests relating to ongoing services ("Services") will describe the service in detail and the standards for determining the quality of service. Schedules and Change Requests, and documents prepared pursuant to Schedules and Change Requests, will assign specific work ("Tasks") to the parties and establish time frames in which the Tasks are to be completed; Tasks will also constitute Deliverables to the extent that the Task requires the production of a specific work product and not just an ongoing service. Schedules and Change Requests can also establish the price for the Tasks, together with a payment schedule and may include a schedule of resources to be devoted to the work, including the number of man days each party will provide, the equipment and the premises where the work will be carried out.

2.5 Change Request. LLC or DBS can request a change in the scope of work or any other part of the Project at any time ("Change Request") with respect to the part of the System relating solely to the CBOT Group and the part of the System which is shared by the CBOT Group and the Eurex Group. The Eurex Entities or DBS can request a change in the scope of work or any other part of the Project at any time with respect to the part of the System relating solely to the Eurex Group (see, Schedule 2.1). A Change Request will be in writing and will follow a format which DBS and LLC or the Eurex Entities, respectively, will agree without undue delay. Each of DBS and LLC or the Eurex Entities, respectively, will provide each of the other of them and members of the LLC Group with a copy of all proposed and final Change Requests without undue delay. A Change Request must contain sufficient information to enable the addressee to reasonably evaluate the Change Request including particularly:

     . description of the change (including specifications, test procedures, date of completion etc.),

     .  reasons for the change,

     . additional resources required to implement the change (including any proposed subcontractors other than Freelancers),

     . impact on other Deliverables and Services, including Deliverables and Services under the Master Software Development Agreement,

     .  impact on service levels,

     . cost impact of the change and allocation of responsibility for increased costs or benefits from reduced costs; if appropriate, the Change Request will contain either a time and materials price scheme or a fixed price for the additional work together with a payment schedule.

Final Version of the Systems Operations Agreement
                                                                             -8-

     If the party submitting a Change Request cannot reasonably provide sufficient information under the above categories using the party's own resources, the submitting party can require the other party or parties to assist in providing the missing information without undue delay. If a Change Request initiated by LLC or the Eurex Entities requires DBS to expend more than one man day in order to complete the information, DBS can charge for its work on a "time and materials" basis if DBS has informed LLC or the Eurex Entities, respectively, in advance that it intends to charge for such efforts. DBS will not charge if one man day or less is required to complete the information.

     A Change Request will become binding when it has been signed by both LLC and DBS or the Eurex Entities and DBS, respectively. LLC and DBS or the Eurex Entities and DBS, respectively, will evaluate Change Requests without
     undue delay.   No party is under an obligation to perform work under a
     Change Request prior to the Change Request having been signed; the costs for performing any such work prior to signing will be borne by the party performing the work.

     LLC or the Eurex Entities, respectively, can require DBS to accept a Change Request if (i) the Change Request is related to their part of the System provided that LLC will give instructions as to the shared part of the System, and (ii) LLC or the Eurex Entities, respectively, have agreed to compensate DBS for the work under the Change Request in accordance with the then-applicable DBS Catalogue of Prices (see, Clause 9.2). DBS cannot require LLC or the Eurex Entities, as applicable, to accept a Change Request.

     DBS will treat Change Requests and instructions proposed for the CBOT Group no less favorably than DBS treats those submitted for the LLC or the Eurex Entities, respectively.

     An Operating Party can also submit a Change Request under this Clause or an instruction under Clause 3.2 as a Change Request. The submission of a Change Request or an instruction must comply with the Change Request procedure, whereby the Change Request or instruction will become binding when it has been signed by one or more authorized officers of the Operating Party without the LLC Program Managers having to sign it. Such a Change Request or instruction cannot be to the detriment of another party which does not sign the Change Request. In the case of a Change Request or an instruction which is to the detriment of a party, all affected parties (including DBS) will use their commercially reasonable best efforts to achieve a work around. The other provisions governing Change Requests and the pertinent provisions of this Agreement apply, mutatis mutandis.

                                     (S) 3
                          Participants in the Project

3.1 Supervision. DBS will organize and supervise the Project and the performance by each party of its obligations under Schedules 2.2 for LLC and Schedules 1.4 and 9.2b for the Eurex Entities and the Change Requests. DBS will bear the overall responsibility for completion of work within

Final Version of the Systems Operations Agreement
                                                                             -9-

     the scheduled time frames and within agreed budgets for manpower and expense. DBS will, therefore, be responsible for the management of the Project including the coordination and direction of the various participants' efforts.

3.2 Instructions. The Project requires extensive cooperation by all parties. Subject to Clause 2.5, LLC will be responsible for ensuring and coordinating the contributions of the members of the LLC Group with respect to the part of the System relating solely to the CBOT Group and the part of the System which is shared by the CBOT Group and the Eurex Group. Eurex Zurich will be responsible for ensuring and coordinating the contributions of the members of the Eurex Group with respect to the part of the System relating solely to the Eurex Group.

     If DBS reasonably believes that implementation of an instruction is contrary to other work under the Project (e.g., the implementation would interfere with the operation of another Exchange or clearing function) or would materially impair DBS's ability to perform other work under this Agreement or the Master Software Development Agreement, DBS will notify the members of the LLC Group, and DBS will not be required to implement the instruction until LLC has confirmed the instruction. If the conflict only relates to the part of the System which relates solely to the Eurex Group and does not have any detrimental effect on the part of the System which relates solely to the CBOT Group, Eurex Zurich is responsible for confirming the instruction. If a matter is referred to LLC for confirmation, DBS will, upon request of LLC, provide consultation on the matter on a time and materials basis charged to LLC.

3.3 Delays. Reference to obligations of LLC or the Eurex Entities, respectively, also includes all Tasks to be performed by the respective members of the LLC Group. DBS will not be responsible for delays in work under a Sub-Project or for budget overruns which are caused by acts or omissions by a member of the LLC Group. DBS must notify LLC or Eurex Zurich, respectively, of the specific risk that the delay or budget overrun will occur, and the relevant member of the LLC Group must be given the opportunity to perform the relevant Task without undue delay.

3.4 Participation. LLC and the Eurex Entities will provide the resources identified in Schedules 2.2 and 1.4 and 9.2b, respectively, and the applicable Change Requests and perform such other Tasks as may be set forth in Schedules 2.2, 1.4 or 9.2b, respectively, and the Change Requests. LLC or the Eurex Entities, respectively, can participate in the Project, and LLC or the Eurex Entities respectively will provide DBS with all reasonable cooperation and assistance in the Project, in each case including:

     3.4.1 LLC or the Eurex Entities, respectively, will make all decisions reasonably requested of it by DBS in a timely manner; such decisions will be made at the latest within one week after receiving a written request from DBS for the decision; this one week period does not commence to run if LLC or the Eurex Entities, respectively, still require reasonable

Final Version of the Systems Operations Agreement
                                                                            -10-

            information from DBS before making the decision. The one week period will be extended by a reasonable amount of time if circumstances require this.

     3.4.2 LLC or the Eurex Entities, respectively, will provide in a timely manner all information which DBS reasonably requests.

     3.4.3 As DBS may reasonably request assistance, LLC or the Eurex Entities, respectively, will make employees of the applicable members of the LLC Group (or their Freelancers and subcontractors) available at locations where work on the Project is being conducted in order to provide such assistance in a timely manner.

     3.4.4 Each of the members of the LLC Group may assign additional employees of such members or Freelancers to participate in the Project for the purpose of acquiring know-how about the System upon submitting a written Change Request to DBS specifying the following information:

            -  the identity and current employment status of the personnel,

            -  where and why the personnel should participate in the Project,

            -  the duration of the participation,

            - to the extent reasonably possible, what type of know-how the personnel should acquire.

            DBS can refuse to allow such personnel to participate if DBS states reasonable grounds in writing, such as

            - the participation of such personnel would materially interfere in DBS's performance of its obligations under the Project, or

            - the participation of such personnel would result in a material risk that highly sensitive DBS know-how would become available to potential DBS competitors.

            DBS can charge for accommodating such personnel (including compensation for office space and other facilities provided to such personnel) on a time and materials basis.

     3.4.5 LLC will provide appropriately equipped facilities designated by the Program Managers, particularly in the United States of America, (the "Facilities") for carrying out the Project within the scheduled time frame at the reasonable request of DBS. The appropriate

Final Version of the Systems Operations Agreement
                                                                            -11-

            equipment in the Facilities does not include components of the System which are being provided by DBS.

     3.4.6 LLC will provide DBS and its subcontractors with access to the Facilities 24 hours per day on every day of the year (including weekends and holidays) except to the extent that security requirements make such access unreasonable.

     3.4.7 DBS will provide reasonable assistance (including consulting and access to the Development Environment and the Network) to the members of the LLC Group and their employees and subcontractors so that they can perform their Tasks and other work relating to the Eurex Software (including Modifications to be developed by third parties).

3.5 Program / Project Managers. DBS will appoint one Program Manager. LLC will appoint two Program Managers, one representing the CBOT Group and the other representing the Eurex Group. The Program Managers are entitled to make all decisions and issue all declarations on behalf of their principals with regard to any aspect of the Project. LLC's Program Managers can only act jointly unless specifically provided otherwise in this Agreement (e.g., Clauses 3.6.3, 7.3, 8.1 and 9.1). The Program Manager representing the Eurex Group shall be entitled to act alone with respect to the part of the System which exclusively relates to the Eurex Group. Each party will also appoint substitute Program Managers who can exercise the authority of the Program Managers in their absence. LLC and DBS do not have any responsibility for monitoring whether the other side's Program Manager(s) have actually complied with the internal approval procedures. One side's Program Manager(s) can delegate authority for a specific matter or for categories of matters to another person by informing the other side's Program Manager(s) in writing; the delegation of authority can only be cancelled by written notification to the other Program Managers.

     Each party will appoint a "Project Manager" and, if appropriate, a substitute for each Sub-Project. The Program Managers and their substitutes can also act as Project Managers. A person can be appointed as a Project Manager for more than one Sub-Project. The Project Managers coordinate the daily work on the corresponding Project, but the Project Managers are not authorized to issue legally binding declarations on behalf of their principals. The names of the current Program Managers, their substitutes and the Project Managers and their substitutes, if any, are set forth in Schedule 3.5.

3.6 Steering Committee. As soon as practicable after the execution date of this Agreement, the parties will establish a "Steering Committee" which is at the same time "Steering Committee" of the Master Software Development Agreement and which will have the following functions:

     . monitor the progress of the Project and each Sub-Project and the coordination with activities under this Agreement and the Master Software Development Agreement,

Final Version of the Systems Operations Agreement
                                                                            -12-

     .    review the timetables, work plans and staffing for each Sub-Project,

     .    review the scope of work in each Sub-Project,

     .    review Change Requests,

     .    review Project Problems.

     The Steering Committee will be structured as follows:

     3.6.1 The Program Managers will be members of the Steering Committee. The Steering Committee will also include such other individuals as DBS and LLC may appoint in their own reasonable discretion so long as the total number of members does not exceed 9; at least one third of the members in the Steering Committee will be appointed by DBS. LLC will appoint the other members. The parties anticipate that the composition of the Steering Committee will be virtually identical with the composition of the Steering Committee under the Master Software Development Agreement, although this is not required.

     3.6.2 The composition of the Steering Committee on the execution date of this Agreement is set forth in Schedule 3.6.2. Each party may change its representatives in the Steering Committee upon two week's written notice to the other party; provided, however, that the Program Managers will always be members of the Steering Committee.

     3.6.3 The Steering Committee will meet (including by telephone or video conference) whenever a meeting is called by a Program Manager. Otherwise, the Steering Committee is completely free in how it organizes its activities.

     3.6.4 The Steering Committee is only intended to promote the flow of information between the parties. Thus, no issues will be decided by a vote and the Steering Committee will not have any authority to issue legally binding declarations on behalf of any of the parties. Each party remains free to make its own decisions on issues arising under the Project.

3.7 Escalation Committee. The parties will establish an "Escalation Committee" which will consist of CBOT's Chairman and Chief Executive Officer, the Chief Executive Officer of DBAG's Management Board (Vorsitzender des Vorstands), the Chairman of SWX and the Chief Executive Officer of DBS's Management Board. The purpose of the Escalation Committee is to discuss Project Problems which are not resolved after being referred to the Steering Committee (see, Clause 7.4).

Final Version of the Systems Operations Agreement
                                                                            -13-

3.8 Subcontractors. Each party may engage third parties as subcontractors in connection with this Agreement. DBS, on the one hand, and LLC or the Eurex Entities, respectively, on the other hand, must obtain the prior written consent of the other party prior to engaging any subcontractor other than a subcontractor who is a natural person (such natural person is hereby defined as a "Freelancer"), which consent will not be unreasonably withheld. DBS or LLC or the Eurex Entities, respectively, as the case may be, must obtain the other's written approval prior to engaging any subcontractor that may use or have access to, or allowing any previously engaged subcontractor to use or have access to, personal or private data of any person. Each party will be liable for the performance of its subcontractors under (S) 278 German Civil Code. Each party must especially make sure that its subcontractors comply with all provisions of the Agreement relating to confidentiality and intellectual property rights (e.g., Sections 13, 14 and 15), and each party must require each of its subcontractors to execute appropriate non-disclosure agreements consistent with the requirements of Section 15. DBS will use commercially reasonable efforts when hiring subcontractors to use local resources. DBS will also use commercially reasonable efforts to include provisions in contracts with subcontractors which will permit DBS to assign the subcontracts to the applicable members of the LLC Group or third parties who provide services to them after termination of this Agreement.

                                     (S) 4
                        Legal and Regulatory Environment

4.1 Compliance. DBS will implement, operate and maintain the System so that it complies with legal and regulatory requirements (including the technical basis for each of the Exchanges to comply with the IOSCO Principles for the Oversight of Screen Based Trading Systems for Derivatives Products to the extent that specific IOSCO Principles relate to functionality included in the System) for the operation of the Exchanges in effect on the execution date of this Agreement. LLC is responsible for informing DBS about these requirements and their impact on the System.

4.2 Other Standards. LLC and Eurex Entities, respectively, can require that the Project will comply with other standards at any time during the Project by initiating the Change Request procedure.

4.3 Monitoring. Each Operating Party will monitor all changes in the legal and regulatory requirements and standards set forth in the preceding Clauses
     4.1 and 4.2 for its respective Exchange. Each Operating Party will inform DBS without undue delay about any changes needed in the System in order to comply with changes in such requirements and standards, and DBS will implement such changes without undue delay. The relevant Operating Parties will bear the costs of any changes in the Project resulting from changes in the applicable legal and regulatory requirements and the standards designated by an Operating Party that occur after the execution date of this Agreement.

Final Version of the Systems Operations Agreement
                                                                            -14-

4.4 Regulatory Audits. DBS will grant reasonable access to its facilities, records and personnel to regulatory authorities for the purpose of auditing the Exchanges.

                                     (S) 5
                  Tools and Production Environment, Equipment

5.1 Tools. DBS will use various tools and methodology ("Tools") during the Project. DBS may modify the Tools or add and delete individual Tools in its free discretion at any time; provided, however, that no modification, addition or deletion will relieve DBS from any of its obligations hereunder or adversely affect the performance of the System. DBS represents that the use, operation and maintenance of any Deliverable which it supplies will not require the use of any Tool except to the extent expressly set forth in the respective Detailed Definitions. DBS will obtain the prior written consent of LLC or the Eurex Entities prior to using any material Tool in the Project such as third party Tools or Tools which are commercialized by DBS ("Material Tool").

5.2 Use. DBS grants to the Ownership Parties a perpetual, irrevocable, world-wide, non-exclusive license (with the right to sublicense in connection with a sublicense of any part of the System) to use Tools which are reasonably necessary for the development (other than software-development), implementation, maintenance or use of the System even after termination of this Agreement. This license includes the right to sublicense for the purpose of implementing, operating and maintaining the System. The license for currently used Tools is royalty-free. Compensation for future Tools can be agreed. If DBS creates a Tool outside of the scope of this Agreement after this Agreement is signed, the use of such a Tool and the compensation for the license to the Tool (based on a reasonable contribution to the costs DBS incurs in developing the Tool) must be set forth in the corresponding Change Request. The Ownership Parties have the right to approve the proposed use of any Tool by executing such Change Request. If use of a Tool requires the consent of a third party from whom DBS has obtained the Tool, at the request of any member of the LLC Group, DBS will use its best efforts to obtain the consent at favorable conditions, and the relevant member of the LLC Group will bear any additional costs for obtaining the right to use the Tool (e.g., additional license fees to the third party).

5.3 Reliance. Each member of the LLC Group is relying on DBS's technical expertise to select and use Tools that are appropriate and sufficient for the completion of the Project. DBS grants no other warranty with regard to Tools. LLC, the Eurex Entities, their subcontractors and the other parties to this Agreement will be given the opportunity to examine Tools prior to using them and will acquire the use of Tools "as is" unless a third party has provided a greater warranty, in which case the warranty will be assigned to LLC or the Eurex Entities, respectively, or, if not assignable, DBS will exercise any warranty rights against the third party for the account of LLC.

5.4 Ownership. DBS will acquire, at its own expense, and own the Hosts and the equipment installed in the Access Points. At the request and cost of LLC or the relevant Operating Party, DBS will

Final Version of the Systems Operations Agreement
                                                                            -15-

       grant security interests in the equipment in order to secure the rights of the parties to acquire the equipment or assume, as lessee, any leases governing such equipment upon termination of this Agreement. DBS can establish higher priority security interests on the equipment only for the purpose of obtaining customary financing in order to purchase or lease the equipment. DBS will use the equipment only for purposes of this Agreement (see also, Clause 9.2.2).

5.4.1 Annual Contract Review. Once each year during the annual contract review, DBS will provide to LLC and the Operating Parties, in the form and with the content requested by LLC and the Operating Parties, a general description of the hardware and software used in connection with the the System, provided that such description is at least sufficient to enable the security interests described in Clause 5.4 to be perfected. LLC and the Operating Parties have the right to request additional lists by giving at least four weeks written notice. DBS may charge for preparing these additional lists on a time and materials basis.

5.5 Advice. To the extent a member of the LLC Group purchases its own equipment (including hardware, software, telecommunications materials, and anything else relating to the System), DBS will recommend appropriate equipment to LLC or the Eurex Entities, respectively, based on a Change Request and based on information received from LLC or the Eurex Entities, respectively, and information developed during the course of the Project. DBS will make its recommendations based on its reasonable assessment of the Project's requirements. DBS assumes no liability, however, for any defect in the equipment purchased. All responsibility for purchasing the equipment and the risks associated with any defect in such equipment will be borne by the purchaser. Each member of the LLC Group is relying on DBS's technical expertise in recommending equipment that is appropriate for such member's use of the equipment in connection with the System.

5.6 Commissions. When making a recommendation about equipment which LLC or one of the other parties should purchase, DBS will disclose to LLC or the relevant other party any commissions to which DBS might be entitled from a third party supplier of the equipment for having made the recommendation. DBS will pass the benefit of such commissions actually received from a supplier to the purchaser. The amount of the benefit in EURO will be calculated without interest and, if applicable converted to EURO, at the reference exchange rate of the foreign currency, quoted by the European Central Bank, in which the commission is received to EURO on the first business day in Frankfurt/Main following receipt of the commission; if the European Central Bank does not set a reference exchange rate for the foreign currency, the applicable exchange rate will be the rate for the purchase of EURO quoted by the Deutsche Bank AG, Frankfurt am Main.

Final Version of the Systems Operations Agreement
                                                                            -16-

                                     (S) 6

                                     Scope

6.1 Scope. The scope of work in the Project will be defined in Schedule 2.2 and the Change Requests for LLC and Schedules 1.4 and 9.2b for the Eurex Entities, as refined in appropriate document Deliverables once such Deliverables have been Signed Off (see, Section 8). Each member of the LLC Group is relying on DBS's technical expertise to define the scope of the Project and each Sub-Project based on the functionality requested by LLC or the Eurex Entities, as the case may be. DBS is responsible for any decisions it makes concerning the technology built into the System.

6.2 Alternative Solutions. The parties recognize that there may be various solutions to a specific aspect of the Project (including the technology built into the System). DBS will propose solutions which it reasonably believes will best meet the needs of the LLC Group while complying with the defined scope of work. If LLC or the Eurex Entities, respectively, reject a proposed solution that meets all of the requirements of this Agreement in favor of an alternative, DBS will inform LLC or the Eurex Entities, respectively, in writing within two weeks of receipt of the alternative proposal about any anticipated increased costs or delay and, if appropriate, additional resources which are required, as well as all anticipated problems with the solution selected by LLC or the Eurex Entities, respectively, such as impact on service levels. If the parties cannot reach agreement either at the operational level or after discussing the matter in the Steering Committee, LLC or the Eurex Entities, respectively, can insist on its alternative solution. In this event, DBS will be obliged to perform the work on the alternative solution once a corresponding Change Request, in which LLC or the Eurex Entities, respectively, agrees to compensate DBS for such work in accordance with the then-applicable DBS Catalogue of Prices (see, Clause 9.2), has been signed by LLC or the Eurex Entities, respectively. The obligation of DBS to perform work under such a Change Request is subject to the condition precedent that DBS has reasonable access to the additional resources set forth in the notice submitted to LLC or the Eurex Entities, respectively, under sentence 3. Notwithstanding LLC's or the Eurex Entities' insistence on their alternative solution, DBS remains responsible pursuant to Clause
     3.1 for the successful completion of work under this Agreement.

                                     (S) 7

                                Project Problems

7.1 Notification. LLC or the Eurex Entities, respectively, and DBS can notify each other at any time in writing about a "Project Problem". A Project Problem is (i) an alleged failure of a party to perform its obligations,
     (ii) a disagreement about whether requested work or material is within the scope of the Project, or (iii) any circumstance, whether or not within the control of the parties, which adversely affects performance under this Agreement within the agreed time and budget.

Final Version of the Systems Operations Agreement
                                                                            -17-

7.2 Timeliness. LLC, the Eurex Entities or the applicable Operating Party, respectively, and DBS will inform each other about a Project Problem without undue delay after becoming aware of it. If documentary evidence clearly shows that a party was aware of a Project Problem or should have been aware of the Project Problem exercising a highly professional standard of care, and the party failed to inform the other party within two weeks of becoming aware or when it should have become aware, the party who raises the Project Problem cannot assert any claims or other rights against the other party resulting from the Project Problem prior to notification, but the party raising the Project Problem can require the other party to correct the Project Problem without undue delay.

7.3 Content. LLC, the Eurex Entities or the applicable Operating Party, respectively, and DBS must notify each other, the LLC, the CBOT Group and the Eurex Group of a Project Problem in a written "Problem Report" which at a minimum contains sufficient information (to the extent reasonably available to the notifying party) under the following headings to reasonably evaluate the Project Problem:

     . description of the Project Problem including a designation of those parts of the Project affected by the Project Problem,

     .    estimated impact on timing and costs,

     .    proposal for corrective action,

     .    description of the resources needed for the corrective action,

     . proposal for allocation of costs resulting from the Project Problem and the corrective measures.

     A Problem Report only needs to be signed by one Program Manager of the party submitting the Problem Report. If a Project Problem relates only to an instruction which an Operating Party has issued under Clause 3.2, the Operating Party itself can sign a Problem Report.

7.4 Resolution. If the Program Managers cannot resolve a Project Problem within two weeks after a Problem Report has been submitted, either LLC or the Eurex Entities, respectively, or DBS (or an Operating Party in the case of a Project Problem relating only to an instruction under Clause 3.2) can refer the Project Problem to the Steering Committee for further discussion and resolution; the Steering Committee cannot impose a resolution of a Project Problem on a party without the approval of the party's representative(s) in the Steering Committee. If this does not result in a resolution of the Project Problem within two weeks of such referral, any Program Manager can refer the Project Problem to the Escalation Committee (see, Clause 3.7 above); the Escalation Committee cannot impose a resolution of a Project Problem on a party without the party's consent.

Final Version of the Systems Operations Agreement
                                                                            -18-

     If any Program Manager notifies the others in writing that the Project Problem is urgent, the two week period for referral to the Steering Committee or the Escalation Committee will not apply; i.e., the Project Problem can be referred immediately.

7.5 Continued Performance. Pending resolution of a Project Problem (including through arbitration) involving an allegation of improper performance on the part of DBS, LLC, the Eurex Entities and any other party obliged to make payments to DBS under a Schedule or a Change Request must continue to make payments on DBS's invoices equal to (i) the amounts owed for work not materially affected by the alleged improper performance, and (ii) 75% of the other invoiced amounts. DBS cannot suspend performance, pending resolution of a Project Problem. However, if LLC, the Eurex Entities or any other party fails to comply with their obligation under the first sentence of this Clause, DBS can suspend its performance only for the work for which payment has been withheld in violation of the first sentence of this Clause. If an Operating Party has suspended payment only under a Change Request agreed with regard to an instruction the Operating Party issued under Clause 3.2, DBS can only suspend performance of its work under that Change Request. For so long as DBS is an Affiliate of DBAG, the above right of DBS to suspend performance if payment is suspended does not exist if a party of the Eurex Group is the one which suspended payment. Under no circumstances will DBS suspend performance except as permitted under this Clause 7.5.

7.6 Record. If the parties resolve a Project Problem without arbitration, the parties will record the resolution in writing.

7.7 Unilateral Action. DBS will maintain a critical path schedule which reasonably defines critical components which, if delayed, will have a significant impact on the time for completion of any significant Deliverable. Schedule 2.2 contains the critical path schedule governing the implementation of JV Release 1.0. The parties recognize, however, that the schedule may not be all inclusive. In the event of an actual delay or a delay in complying with the critical path schedule which DBS should reasonably anticipate, DBS must inform LLC in reasonable detail about such problems and the corrective procedures (including the time needed for correction) without undue delay using the Project Problem report procedure. In an emergency situation, DBS can take unilateral action to mitigate the emergency and inform LLC without undue delay afterwards. This Clause applies mutatis mutandis to the Eurex Entities.

7.8 No Waiver. Compliance with the Project Problem procedure does not waive any substantive rights or remedies under this Agreement.

Final Version of the Systems Operations Agreement
                                                                            -19-

                                     (S) 8

                                Quality Control

8.1 Deliverables Sign-Off. LLC or the Eurex Entities, respectively, and DBS will submit Deliverables to the other party for "Sign-Off" using a Sign-Off Form (the format of which DBS and LLC will agree without undue delay). Sign-Off on a Deliverable or Sub-Project does not constitute acceptance or part acceptance of such Deliverable or Sub-Project. The party receiving a Deliverable will sign and return the Sign-Off Form or a Deficiency Report (in a form which DBS and LLC will agree without undue delay). LLC or the Eurex Entities, respectively, will examine the Deliverables for any discrepancies between the required functionality and other characteristics of the Deliverable required by this Agreement and the actual functionality and other characteristics of the Deliverable as submitted ("Deviations"). LLC or the Eurex Entities, respectively, are under no obligation to examine the technical solutions contained in the Deliverables. The Deficiency Report will contain a detailed description of any Deviations. A Deficiency Report from the LLC requires the signature of only one of the LLC's Program Managers; an LLC Sign-Off requires the signatures of both Program Managers and a Eurex Deficiency Report as well as Sign-Off requires the signature of the Program Manager representing the Eurex Group. The party responsible for the Deliverable will correct the Deviations without undue delay and resubmit the Deliverable. Subject to Clause 8.2, this process will be repeated until all Deviations have been corrected. Failure to submit the Sign-Off Form or a Deficiency Report within two weeks of receipt of the Deliverable will constitute Sign-Off.

8.2 Repeat Attempts. If DBS fails to correct a Deviation listed in a Deficiency Report (provided pursuant to Clause 8.1 or Clause 8.4) on the first try, DBS will not be entitled to charge for further work required to correct the Deviation. Notwithstanding the foregoing, DBS will not charge any additional fee for any work required to correct a Deviation in a Deliverable to the extent that the Development Parties are paying a fixed fee for such Deliverable. Should DBS fail to cure a Deviation within a reasonable time, the members of the LLC Group may subcontract the work to a third party, and DBS will return any remuneration already received for the Deliverable to the extent that the DBS work cannot reasonably be used. DBS will cooperate with the new subcontractor. The liability of DBS to make payments under this Clause 8.2 is limited to the amount which DBS received for the corresponding work.

8.3 No Deviation. If an alleged Deviation described in a Deficiency Report is found not to exist and if the alleged Deviation instead constitutes a change in the scope of the Deliverable, the party responsible for the Deliverable will notify the receiving party accordingly, and the receiving party can then initiate the Change Request procedure. If LLC or the Eurex Entities, as the case may be, and DBS disagree about the existence of a Deviation and the disagreement is not resolved by the respective Project Managers, either DBS or LLC or the Eurex Entities, as the case may be, can initiate the Problem Report procedure.

Final Version of the Systems Operations Agreement
                                                                            -20-

8.4 Sub-Project Acceptance. DBS will notify LLC or the Eurex Entities, respectively, that a Sub-Project is ready for Acceptance after LLC or the Eurex Entities, respectively, have Signed Off on all of the Deliverables for the Sub-Project pursuant to Clause 8.1 and DBS has successfully completed testing, unless otherwise agreed. LLC or the Eurex Entities, respectively, will have the right to test (in accordance with the Test Procedures applicable to the Sub-Project) all of the Deliverables and the Sub-Project as a whole, and in combination with any other systems, software or hardware with which the Deliverables are intended to be used. In particular, LLC will have the right to test the Eurex Software as provided in Schedule 2.2. In accordance with Clauses 8.4.1 through 8.4.3, LLC or the Eurex Entities, as applicable, will either sign a Sub-Project Acceptance Form or a Deficiency Report.

     8.4.1 When LLC or the Eurex Entities, respectively, submit a Deficiency Report in connection with a Sub-Project Acceptance, in addition to the detailed description of any Deviation, LLC or the Eurex Entities, respectively, will classify the Deviation as follows:

            Class 1: The Deviation would prevent the Sub-Project as a whole from operating or would have such an impact on the operation of the Sub-Project that its use in production would not be commercially viable.

            Class 2: The Deviation would have a materially detrimental impact on the operation of the Sub-Project as a whole, although the Sub-Project could still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts. If a combination of Class 2 and Class 3 Deviations would prevent the Sub-Project as a whole from being used in a commercially viable manner, the combination of Class 2 and Class 3 Deviations constitutes a Class 1 Deviation.

            Class 3: These are any other Deviations. If a combination of Class 3 Deviations would prevent the Sub-Project as a whole from operating or would have such an impact on the operation that their use in production would not be commercially viable, the combination of Class 3 Deviations constitutes a Class 1 Deviation. If a combination of Class 3 Deviations would have a materially detrimental impact on the operation of the Sub-Project as a whole, although they could still be used in production in a commercially viable manner, if necessary with workarounds, the combination of Class 3 Deviations constitutes a Class 2 Deviation.

     8.4.2 If LLC or the Eurex Entities, respectively, classify a Deviation as a Class 1 Deviation during the Test Procedure, LLC or the Eurex Entities, respectively, can cancel or interrupt the Test Procedure and require DBS to reexamine the Sub-Project and correct the Deviation and any other Deviations which were already identified as soon as possible

Final Version of the Systems Operations Agreement
                                                                            -21-

            using its best efforts prior to resubmitting the Sub-Project for the Test Procedure. If LLC or the Eurex Entities, respectively, classify a Deviation as a Class 2 Deviation during the Test Procedure, the Test Procedure will continue to the extent reasonably feasible, and DBS will correct the Deviation and any other Deviations which were already identified as soon as possible using its best efforts. LLC or the Eurex Entities, respectively, must only accept the Sub-Project as a whole after conclusion of the Test Procedures when all Class 1 Deviations have been corrected.

     8.4.3 After conclusion of the Test Procedure, LLC or the Eurex Entities, respectively, are not entitled to refuse Sub-Project Acceptance due to Class 2 or Class 3 Deviations. However, DBS must correct the Class 2 and Class 3 Deviations without undue delay after they have been reported.

     Failure to submit the Sub-Project Acceptance Form or a Deficiency Report within two weeks after the Test Procedures have been concluded constitutes Acceptance of the Sub-Project. Clauses 8.2 and 8.3 apply mutatis mutandis. Sub-Project Acceptance under this Agreement will not prejudice the rights of LLC under acceptance procedures pursuant to the Master Software Development Agreement. If LLC or the Eurex Entities, respectively, and DBS disagree about the classification of a Deviation and the disagreement is not resolved by the respective Project Managers, either DBS or LLC or the Eurex Entities, respectively, can initiate the Problem Report procedures.

8.5 Services. Services, which are not part of any Deliverable (i.e., training services), are not subject to the Sign-Off procedures; rather, LLC or the Eurex Entities, respectively, or DBS can register complaints on a Deficiency Report if they are dissatisfied with a Service.

     8.5.1 Complaint. During the performance of Services any deficiencies must be submitted in writing to the party providing the Services. If documentary evidence clearly shows that a party receiving the Service was aware of a deficiency in the Service or should have been aware of the deficiency in the Service exercising a highly professional standard of care, and that party fails to inform the other party within two weeks of becoming aware, the party receiving the Service cannot assert any claims or other rights against the other party resulting from the deficiency in the Service prior to notification, but the party receiving the Service can require the other party to correct the deficiency in the Service without undue delay. The party rendering the Service must correct the deficiency at its expense.

     8.5.2 Completion. Upon completion of Services, the party providing the Services will inform the other party that the Services have been completed using the Services Completion Notice form (the format of which DBS and LLC or the Eurex Entities, respectively, will agree without undue delay). Unless the party receiving the Services submits a Deficiency

Final Version of the Systems Operations Agreement
                                                                            -22-

            Report within two weeks after receipt of the Completion Notice, the Services will be deemed to have been properly performed.

                                     (S) 9
            Project Price, Payment, Guarantee, Performance Guarantee

9.1 Project Price. Schedules 2.2, 1.4 and 9.2b and the Change Requests for each Sub-Project will specify the prices ("Project Prices"), reimbursable expense categories and payment schedules and the member(s) of the LLC Group who must make the corresponding payments to DBS. The members of the LLC Group will only reimburse DBS for those categories of expenses identified in the Schedule and Change Requests and only to the extent the expenses are reasonable and documented. LLC, at its free discretion, can notify DBS that DBS must obtain the approval of only one LLC Program Manager before incurring an LLC expense above a specified limit unless agreed otherwise in a Change Request. Only the Project Manager representing the Eurex Entities is required to give his approval with respect to expenses to be paid by the Eurex Entities.

9.2 Time and Materials. If this Agreement or a Schedule or a Change Request does not specify a Project Price or specifies that charges will be on a time and materials basis, DBS will charge on a time and materials basis according to the DBS Catalogue of Prices. The current version of the DBS Catalogue of Prices for the LLC is attached as Schedule 9.2a. The current German version of the DBS Catalogue of Prices for the portion of the System used solely by the Eurex Entities is attached as Schedule 9.2b. DBS represents that the prices in Schedule 9.2a are comparable to the prices that DBS charges the Eurex Group for the services rendered under the Service Agreements and will, when adjusted as provided below, continue to correspond to general, competitive market rates and will not unduly favor DBS as a subsidiary of DBAG.

     9.2.1 LLC and DBS will commence negotiations on a reasonable adjustment of the prices in a future Schedule 9.2 (which will apply to both the CBOT Group and the Eurex Group) on 1 September of each year during the Project. During the term of this Agreement the rates for personnel should only be adjusted in accordance with the changes in general rates for comparable personnel in the information technology industry in the country in which the work is performed, and in any case by no more than [**] in any year compared to the previous year's rates. The prices for leased lines, hardware and other non-personnel items will be adjusted up or down corresponding to market prices. If LLC and DBS have not agreed on new prices by 31 October, either of them can initiate the Project Problem procedures. The adjusted prices will apply for the next calendar year. However, the negotiations commencing on 1 September 2000 will also deal with a [**] adjustment of Schedule 9.2a with regard to the prices for the period from 1 September 2000 through 31 December 2000. The parties can also agree on fixed prices for Deliverables. DBS will use commercially reasonable efforts to perform work which is charged on a time and materials basis in a cost efficient manner.

Final Version of the Systems Operations Agreement
                                                                            -23-

     9.2.2 The parties anticipate that DBS will be able to realize synergies during the course of the Project, for example, by permitting parts of the System to be shared by members of the LLC Group or used for the benefit of third parties (e.g., joint use of Access Points) or by designing the System or parts thereof to allow the members of the LLC Group to share costs. The parties will take resulting cost savings into account when negotiating adjustments of Schedule 9.2a under Clause 9.2.1.

9.3 Invoices. DBS will send invoices concerning the part of the System which relates solely to the CBOT Group to the LLC and invoices concerning the part of the System which relates solely to the Eurex Group to the Eurex Entities. Invoices concerning the part of the System which is shared by the CBOT Group and the Eurex Group will be apportioned by DBS between the LLC and the Eurex Entities according to the instruction given by the LLC. DBS will send invoices directly to the Operating Parties for work performed for such parties under Change Requests concluded with them. Each invoice will also include supporting information for the specific line items which are charged. LLC or the Eurex Entities, respectively, can conduct an audit of DBS records to the extent reasonably required to confirm the accuracy of the invoiced amounts (e.g., reviewing timesheets, travel expense reports).

9.4 VAT, Tax Laws. The Project Prices are net of any Value Added Tax or withholding taxes. The members of the LLC Group will pay any Value Added Tax or withholding taxes assessed on payments they make to DBS. Under current German law and proposed tax legislation, no member of the LLC Group will be liable for German VAT. If tax laws change after the execution of this Agreement so that any member of the LLC Group is required to pay any new non-refundable taxes to a tax authority on payments made to DBS under this Agreement, any member of the LLC Group can require the other parties to commence negotiations on an adjustment of this Agreement in order to minimize the tax detriment to the members of the LLC Group. No party is under an obligation to accept an adjustment which would have a materially detrimental financial impact on it or one of its Affiliates. If the parties do not agree on an adjustment within two months of receipt of the request to commence negotiations, a party for which there would be a materially detrimental financial impact on itself or one of its Affiliates can terminate this Agreement by written notice effective at the end of the calendar month following the month in which the notice is given. DBS will not charge early termination penalties to LLC, the Eurex Entities, the Operating Parties or the Development Parties pursuant to Clause 18.2 or otherwise in this case, but DBS will charge for its efforts to wind down the work under this Agreement or transfer the work to one or more of the other parties or to a third party on a time and materials basis.

     Prior to receiving any payment which may be subject to United States withholding taxes from any party pursuant to this Agreement, DBS shall confirm in writing that such payment is not subject to withholding taxes or deliver to such party two original copies of Internal Revenue Service Form W-8ECI (or any successor forms), accurately completed and duly executed by DBS, together with any other certificate or statement of exemption required under the Internal Revenue Code or the

Final Version of the Systems Operations Agreement
                                                                            -24-

     regulations issued thereunder to establish that DBS is not subject to deduction or withholding of United States federal income tax with respect to such payments. DBS hereby agrees, from time to time after the initial delivery by DBS of such confirmation, forms, certificates or other evidence whenever a lapse in time or change in circumstances renders such confirmation, forms, certificates or other evidence obsolete or inaccurate in any material respect, to deliver to the respective party a reconfirmation that such payment are not subject to withholding tax or two new original copies of Internal Revenue Service Form W-8ECI (or any successor forms) accurately completed and duly executed by DBS, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to confirm or to establish that DBS is not subject to deduction or withholding of United States federal income tax with respect to any such payments. Notwithstanding this Clause 9.4, the relevant Project Prices shall be paid net of any U.S. withholding tax caused by the failure of DBS to provide the applicable party such forms, certificates or other evidence.

9.5 Payments. All payments are due within one month of receipt of an undisputed invoice and are not subject to any deductions for prompt payment (Skonto). All payments will be made free of bank charges or other deductions to an account which DBS specifies in writing to LLC and the Eurex Entities.

9.6 Guarantees for Liabilities of LLC. The Development Parties guarantee, as severally and not jointly liable debtors only, all of the liabilities of LLC to DBS under this Agreement; the responsibility of the Development Parties under this sentence will be allocated 50% to CBOT, 40% to DBAG and 10% to SWX unless the Schedules and/or Change Requests provide otherwise or LLC informs DBS otherwise in writing prior to DBS filing a claim in arbitration. CBOT guarantees all liabilities of (i) any member of the CBOT Group owed to DBS and (ii) LLC, where it is acting at the direction of the CBOT Group under Clause 1.9. DBAG guarantees 80% and SWX guarantees 20% of any liability owed by a member of the Eurex Group to DBS. These guarantees constitute independent guarantees (selbstschuldnerische Burgschaft).

                                     (S) 10
                                   Warranties

10.1 Service Levels, Exclusion of Warranties. Except as set forth in the Service Levels attached as Schedule 10.1, in any Change Request and in Clause 10.3, all claims under warranty (Gewahrleistungsanspruche) against DBS for any defects in a Deliverable that arise after LLC's or the Eurex Entities' Acceptance of a Sub-Project or with regard to a Service under Schedules 2.2, 1.4 or 9.2b or a Change Request are excluded. However, if DBS has a claim under warranty or for any other reason against any subcontractor or other third party related to any Deliverable or Service, DBS will inform LLC or the Eurex Entities, as applicable, about the claim and, at the request of LLC or the Eurex Entities, as applicable, assign the claim to or assert the claim for the

Final Version of the Systems Operations Agreement
                                                                            -25-

     account of, or the appropriate member of the LLC Group as specified by the LLC or the Eurex Entities, as applicable.

10.2 Subsequent Sub-Projects. For other Sub-Projects, LLC or the Eurex Entities, respectively (or the relevant Operating Party) and DBS will negotiate in good faith the terms and conditions of any warranties (other than those set forth in Clause 10.3) for the Deliverables and Services provided under such Sub-Project. DBS will also be obligated to assert warranty claims against subcontractors and third parties as set forth in the last sentence of Clause 10.1.

10.3 General Warranties. DBS represents and warrants to each member of the LLC Group that: (i) the Ownership Parties will be the sole and exclusive owners of all right, title and interest in and to, and free of all liens, claims or other encumbrances, all Deliverables and the Client Proprietary Rights;
     (ii) each Deliverable will be free from all viruses, worms, trojan horses, cancelbots and other contaminants including, without limitation, any codes or instructions that can be used to access, modify, delete or damage any data files or other computer programs used by any member of the LLC Group; and (iii) the Deliverables and the Client Proprietary Rights do not, and will not, infringe, misappropriate or otherwise violate any Proprietary Right of any third party (the exclusive remedies for this last warranty
     (iii) are set forth in Section 14). These general warranties apply to standard third party software (e.g., standard Microsoft products) only to the extent that DBS has corresponding warranties from the third party.

                                     (S) 11
                            Limitation of Liability

11.1 Conduct. DBS will be fully liable (including consequential damages) to each member of the LLC Group to the extent DBS's intentional misconduct or gross negligence causes or results in any damages or harm to such member. Each member of the LLC Group will be fully liable (including consequential damages) to DBS to the extent such member's intentional misconduct or gross negligence causes or results in any damages or harm to DBS; the other members of the LLC Group are not liable for such member's intentional misconduct or gross negligence. However, if LLC itself commits intentional misconduct or gross negligence, the Development Parties are liable as several and not joint guarantors under Clause 9.6. If DBS, on the one hand, or any member of the LLC Group, on the other hand, notifies the other that it has failed to properly perform an obligation, even if the failure was without fault, and the notified party fails to cure the failure within a reasonable period, the notified party will be liable as set forth above.

11.2 Limitation of Liability. This Agreement (including Schedules and Change Requests) contains provisions on liability which apply exclusively in specified circumstances (e.g., Performance Credits). To the extent that a specific provision does not exist and a party, as a result of negligent conduct (including minor negligence) other than gross negligence, materially breaches a

Final Version of the Systems Operations Agreement
                                                                            -26-

     contractual obligation, that party will be liable for the harm suffered by the other parties, except for consequential damages.

     11.2.1 The total liability of each of DBS, on the one hand, and the LLC Group taken as a whole, on the other hand, for violations of its obligations under this Agreement and the Master Software Development Agreement is limited to [**] per calendar year. This limit also applies to claims arising under provisions on liability which apply exclusively in specific circumstances (e.g., Performance Credits). This Clause 11.2.1 does not apply to claims under Sections 13, 14 and 16 and Clauses 10.3 and 11.1.

     11.2.2 If more than one party asserts claims against DBS in excess of this limit in any year, the claims will rank pari passu; if DBS has already paid claims up to this limit in any year, any additional claims can only be satisfied by an arrangement among the members of the LLC Group.

     11.2.3 If DBS, on the one hand, or any member of the LLC Group, on the other hand, violates its obligations under this Agreement and the Master Software Development Agreement to the extent that the other party would have claims against the violating party in excess of [**] in any calendar year but for Clause 11.2.1, the party whose claim is limited by Clause 11.2.1 can terminate its participation in this Agreement pursuant to Clause 18.1 within one month after notifying the other party in writing of the claim and the amount in excess of [**] ("Claim"). A party which receives notice of the Claim under this Clause 11.2.3 can cancel the effect of the notice of termination by paying to the terminating party the excess amount stated by the terminating party in its notice under the first sentence of this Clause 11.2.3 within one week of receiving the notice of termination; such payment does not prejudice the rights of any of the parties under the Project Problem procedures or in arbitration.

11.3 Recourse. Except for claims which DBS may assert directly against the Development Parties as set forth in Clause 9.6, DBS can assert claims under this Agreement only against the relevant member of the LLC Group. Any party can assert claims directly against DBS in accordance with this Agreement. DBS hereby consents to the assignment of any claim LLC may have against DBS on behalf of a member of the LLC Group to such member and such member of the LLC Group may enforce such claim directly, in its own name and on its own behalf, against DBS. The preceding sentences in this Clause 11.3 do not, however, prevent any party from applying for preliminary injunctive relief directly against any other party.

11.4 Insurance. The limits on liability in Clause 11.2 do not apply to the extent that a party maintains insurance policies which would provide coverage in excess of the limits on liability. The parties will inform each other about current and future insurance policies which provide coverage in excess of the limits in Clause 11.2. At the request of LLC or the Eurex Entities, respectively, DBS will have the appropriate members in the LLC Group named as additional beneficiaries under

Final Version of the Systems Operations Agreement
                                                                            -27-

     existing insurance policies; LLC or the Eurex Entities, respectively, will bear any additional costs. DBS will conclude future insurance policies giving coverage in excess of the limits in Clause 11.2 upon receiving corresponding instructions from LLC or the Eurex Entities, respectively, and an undertaking by LLC or the Eurex Entities, respectively, or the Development Parties to reimburse DBS for the corresponding insurance premiums. LLC or the Eurex Entities, respectively, can determine the insurer, the beneficiaries and other aspects of the insurance policies.

                                    (S) 12
                                   Personnel

12.1 Qualifications. DBS will only assign personnel to the Project who are suitably qualified for the performance of DBS's obligations under the Project. LLC, the Eurex Entities and the Operating Parties, respectively, will only assign personnel to the Project who have sufficient knowledge of the aspects of the relevant business, functional requirements, practices and areas of expertise in order to provide efficient cooperation with DBS in performing the work under the Change Requests.

12.2 Key Personnel. Set forth in Schedule 12.2 is a list of each party's "Key Personnel". No party will remove its Key Personnel from the Project without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld. If one of the Key Personnel leaves the employment of a party or is otherwise prevented from continuing work on the Project, the party will replace the Key Person without undue delay with another individual who is appropriately qualified upon receiving the consent of the other party, which consent will not be unreasonably withheld. For each Sub-Project outside of Schedules 2.2 and Schedules 1.4 and 9.2b, DBS, LLC, the Eurex Entities and the Operating Parties, respectively, will provide a list of Key Personnel in an appropriate Schedule.

12.3 Transfer. DBS and LLC or the Eurex Entities, respectively, can require at any time that an individual assigned to the Project be transferred to another part of the Project or be removed from the Project if such request is based on plausible reasons and not purely arbitrary. In the case of Key Personnel, such a demand is only permissible if the demanding party can provide clear and convincing evidence that the continued presence of the individual will endanger the successful completion of the work for which the individual is responsible. All demands for transfer or removal must be in writing and must state the reasons for the demand; in the case of Key Personnel the evidence must be attached to the demand. The other party must comply with the request within two weeks and provide a suitable replacement without undue delay or deliver a Problem Report to the demanding party.

Final Version of the Systems Operations Agreement
                                                                            -28-

                                    (S) 13
                              Proprietary Rights

13.1 Ownership. As between DBS, on the one hand, and the Ownership Parties, on the other hand, the Ownership Parties will own all rights, title and interest in and to all Deliverables which DBS creates under this Agreement, including any Tools in accordance to Clauses 5.1 and 5.2, which are embedded in the Deliverables, and all rights related thereto (the "Client Proprietary Rights"). As among the Ownership Parties, ownership of the Client Proprietary Rights will be determined as set forth in the Alliance Agreement and the Software License Agreement.

13.2 DBS Rights. DBS will be the sole and original owner of, and will have the sole and exclusive title in and to: (i) the Pre-Existing Proprietary Rights, and (ii) any Proprietary Rights that DBS develops after the Effective Date that DBS can clearly establish are outside the scope of any work performed under this Agreement and that are not necessary for the operation or maintenance of the Eurex Software (collectively, the "DBS Proprietary Rights"). Except to the extent DBS obtains prior written approval of LLC or the Eurex Entities, respectively, DBS may not include or use any Pre-Existing Proprietary Rights in any Deliverable or Sub-Project. DBS acknowledges and agrees that it is precluded from developing for itself or for others materials that are derived from any Deliverable or Sub-Project, and DBS disclaims any Rights to the Eurex Software. However, subject to the confidentiality obligations of DBS to the LLC Group hereunder, this restriction will not preclude DBS from using general concepts, know-how and ideas used or developed in the course of performing its obligations under this Agreement.

13.3 Source Code; Documentation. To the extent included or used in any Deliverable developed or provided by DBS hereunder, DBS will deliver to LLC and each Ownership Party the source code version of any computer software, and documentation sufficient to enable the use, operation, modification and maintenance of such computer software. The source code will be delivered by providing each recipient with a CD-ROM or equivalent storage medium on which the source code is stored. The documentation will be delivered by providing each recipient with a CD-ROM or equivalent storage medium on which the documentation is stored.

                                    (S) 14
                      Infringement of Third Party Rights

14.1 By DBS. DBS will indemnify, defend and hold each of the members of LLC Group harmless for all losses, damages, expenses and costs (excluding the consequential damages of the other parties to this Agreement except in the case of intentional misconduct or gross negligence on the part of DBS) related to or arising from all claims asserted by third parties against any one or more members of the LLC Group relating to the System or operation of the System, any Deliverables, any Client Proprietary Rights or anything else developed by or for DBS under this Agreement in which the third parties allege violations of intellectual property rights or of similar rights (e.g., under laws against unfair competition).

Final Version of the Systems Operations Agreement
                                                                            -29-

14.2 Notice. Each member of the LLC Group will inform DBS without undue delay when such claim is asserted against it. DBS will also indemnify each member of the LLC Group against the costs of asserting such member's rights relating to such claims if such member coordinates assertion of rights with DBS. DBS will select, at its own expense, legal counsel reasonably acceptable to the indemnified party for any proceedings, although the indemnified party is permitted to have, at its own expense, legal counsel of its choice also participate in the proceedings.

14.3 Settlement. A member of the LLC Group is not permitted to settle any claims of third parties covered by Clause 14.1 so long as DBS fully complies with its obligations under the above provisions, unless such settlement includes a release of DBS from liability under the claim that is the basis of the proceeding.

14.4 Right to Use. If a member of the LLC Group is prohibited in proceedings about intellectual property rights or similar rights directed against it from using the System or operating the System, the Deliverables and Client Proprietary Rights or anything else developed by or for DBS under this Agreement, or if such a prohibition is probable in their reasonable estimation, DBS, at its own cost, will obtain the right for such party or parties to continue to use the affected materials or replace them with another product which is equivalent in all aspects or modify the affected materials in such a manner that the violation of the intellectual property right or similar right no longer exists. This Agreement will then apply to the new or modified products.

14.5 Texas Case. Clause 5.1.2 of the Software License Agreement applies mutatis mutandis. If the decision in the Texas Case is in favor of the plaintiff, the parties will use good faith efforts to modify the Project so that the Texas Case does not affect the Project. LLC or any Ownership Party can also suspend this Agreement or terminate this Agreement pursuant to Clause 18.1.

                                     (S) 15
                                Confidentiality

15.1 Confidential Information. The parties acknowledge that they have received and will receive confidential information in connection with this Agreement and the transactions contemplated hereby related to and including trade secrets and business information regarding the business, financial situation, products and prospects of the other parties and their Affiliates ("Confidential Information"). For purposes hereof, Confidential Information includes but is not limited to (i) all documents and other media given or shown to any other party containing the legend, "Confidential," (ii) all documents, other media and other information (whether or not in written form) ancillary or related to such documents,
     (iii) all documents, other media and other information (whether or not in written form) prepared by the receiving party to the extent that they contain, reflect or are based upon, in whole or in part, any Confidential Information furnished by the disclosing party, (iv) except as set forth in any marketing plan or press release to which the parties mutually agree in writing, all information related to the subject matter of this Agreement, and (v) all

Final Version of the Systems Operations Agreement
                                                                            -30-

     information that is Confidential Information as defined in Section 7.3 of the Software License Agreement. Confidential Information does not include any information: (i) which becomes generally available to the public other than as a result of a breach of this Clause 15.1, (ii) which is received from a third party provided that the third party is not bound by an obligation of confidentiality with respect to such information, or (iii) which was legally in a party's possession without obligations of confidentiality prior to such information being furnished as Confidential Information.

15.2 Use. DBS, on the one hand, and the members of the LLC Group, on the other hand, agree that all Confidential Information will be used only for the purpose of evaluating and completing the transactions and business objectives contemplated herein, in the Master Software Development Agreement and in the various agreements among the members of the LLC Group. The receiving party of each item of Confidential Information will use reasonable efforts, taking into account the materiality and proprietary nature of the particular Confidential Information, to protect such Confidential Information from unauthorized use or disclosure (intentional, inadvertent or otherwise) and, in any event, will exercise at least the same reasonable level of care to avoid any such unauthorized use or disclosure as it uses to protect its own information of a like nature.

15.3 Exceptions. Notwithstanding the foregoing, the parties may disclose Confidential Information to third parties with the prior written consent of the other parties hereto, and the parties will be free to disclose Confidential Information without the consent of the other parties to their attorneys and accountants, their clearing organizations, and to governmental entities and applicable self-regulatory organizations in connection with obtaining regulatory approvals to the extent necessary and reasonably appropriate to obtain such approvals or as otherwise required by law, rules of, or direction by, regulatory authorities having jurisdiction over the disclosing party, and only to the extent required by or reasonably requested by such authority, as well as to their directors, employees, attorneys, consultants and agents on a need-to-know basis in connection with their duties, as long as such persons are advised of the confidential nature of such information and their obligation to protect it as confidential and are bound by confidentiality undertakings consistent with this Section 15.

15.4 Return/Destruction. Except for Confidential Information of DBS that the LLC Group is intended to retain under the terms of this Agreement, the Master Software Development Agreement and the various agreements among the members of the LLC Group, if this Agreement is terminated for any reason, the receiving parties of each item of Confidential Information, including documents, contracts, records or properties, will return it to the disclosing party thereof or, in the receiving party's discretion, destroy it and provide a certification to the disclosing party that all such Confidential Information has been returned or destroyed immediately after termination, except to the extent that retention of any Confidential Information is expressly permitted by any other written agreement among the parties or their Affiliates. The provisions of this Section 15 will survive the termination of this Agreement.

Final Version of the Systems Operations Agreement
                                                                            -31-

15.5 Scope. This Section 15 will not apply to information disclosed by a member of the CBOT Group or the Eurex Group to a member of the other group; such information is covered by clauses on confidentiality in the Software License Agreement and the Alliance Agreement.

                                    (S) 16

                            General Indemnification

16.1 By Members of LLC Group. Each member of the LLC Group will hold DBS harmless from any claim asserted against DBS by such other party's respective personnel or subcontractors for personal injury or damage to property incurred while such personnel are at DBS's or an Affiliate's facilities in connection with this Agreement unless the harm was the result of intentional misconduct or gross negligence on the part of DBS or its Affiliate. Each member of the LLC Group will also hold DBS harmless from claims asserted against DBS by third parties resulting from intentional misconduct or negligence of such member's personnel; the members of the LLC Group are not liable for another member's personnel.

16.2 By DBS. DBS will hold the other parties and their Affiliates harmless from any claim asserted against them by personnel of DBS or its subcontractors for personal injury or damage to property incurred while such personnel are at the other parties' or their Affiliates' facilities unless such harm was the result of intentional misconduct or gross negligence on the part of the other party or its Affiliate. DBS will also hold the other parties and their Affiliates harmless from claims asserted against them by other persons resulting from intentional misconduct or negligence of DBS's personnel.

16.3 Notification. DBS and LLC or the Eurex Entities, respectively, will notify each other without undue delay if a claim is asserted for which a party will be seeking indemnification. The right to indemnification also covers the indemnified party's costs in defending against the claim so long as the indemnified party coordinates the defense of the claim with the party against whom indemnification is claimed. A party seeking indemnification is not permitted to settle the matter so long as the party against whom indemnification is claimed is in compliance with its obligations under this
     Section 16 unless such settlement includes a release of indemnifying party from liability under the claim that is the basis of the proceeding.

16.4 Risk Management. Each member of the LLC Group will use commercially reasonable efforts to reduce the risk that a third party will assert claims against any such member or DBS resulting from the use of the System by such member, which may include adopting policies of use by third parties or entering into user agreements with third parties.

Final Version of the Systems Operations Agreement
                                                                            -32-

                                    (S) 17

                                Public Notices

17.1 Press Releases. Subject to the other parties' prior written approval, which will not be unreasonably withheld, each party and its subcontractors may advertise and publicize the fact that the parties are cooperating on the Project. The parties will cooperate in drafting press releases concerning the Project.

17.2 Disputes. Any statement to the press (or to a third party with the intent that the third party forward the statement to the press) concerning a Project Problem in which one party allocates blame for the Project Problem to another party requires the written approval of LLC or the Eurex Entities, respectively, and DBS, which consent will not be unreasonably withheld.

17.3 Terms of Agreement. No party will disclose the terms and conditions of this Agreement or proposed Change Requests except to the other parties or as reasonably required to perform its obligations or as required by law, or for such disclosures as may be necessary or desirable in the ordinary course of such party's business including, without limitation, disclosures with attorneys, consultants, accountants and similar professionals.

                                    (S) 18

                               Termination, Term

18.1 Termination for Cause (Kundigung aus wichtigem Grund). DBS, on the one hand, or any member of the LLC Group, on the other hand, may terminate this Agreement with regard to the relationship with the other party, if the other party after receiving a written reminder (Mahnung) setting a reasonable deadline for compliance, has not complied with terms of an agreement resolving a Project Problem within two weeks of conclusion of a Problem Report procedure relating to such Project Problem or within two weeks of the Escalation Committee failing to resolve a Problem Report. They may also terminate this Agreement with immediate effect without first implementing the Problem Report procedure if the other party intentionally commits a material breach of the obligation of confidentiality (Section
     15). If a member of the LLC Group terminates this Agreement or DBS terminates this Agreement as to a member of the LLC Group under the preceding two sentences, any other member of the LLC Group can terminate this Agreement with regard to their respective participations by giving written notice to DBS within two weeks after receiving written notice that another member of the LLC Group or DBS has terminated this Agreement. If this Agreement remains in effect with regard to only some of the members of the LLC Group, this Agreement will be adjusted to the changed circumstances. This Clause 18.1 does not limit the rights of the parties to terminate this Agreement for cause (Kundigung aus wichtigem Grund) generally available under German law.

18.2 Termination for Convenience. The initial term of this Agreement for the LLC Group is until 30 June 2003. However, any member of the LLC Group can terminate its participation in this

Final Version of the Systems Operations Agreement
                                                                            -33-

     Agreement without cause with immediate effect even during the initial term. Unless LLC provides written notice to DBS stating otherwise, termination of this Agreement under this Clause 18.2 will also terminate any Sub-Project in existence as of such termination date. As DBS's sole remedy for LLC's termination of this Agreement or a party's instruction to terminate work under this Clause 18.2, DBS will be entitled to payment under each of the following categories:

     18.2.1 DBS is entitled to payment on a time and materials basis for all work performed up to the effective date of termination. DBS will transfer any partial work product for which the remuneration is paid to the corresponding member(s) of the LLC Group for whom DBS was to produce the work product.

     18.2.2 For a Sub-Project for which a fixed price has been agreed, DBS will be entitled to payment as compensation for the loss of future earnings as follows:

               (i) If the parties have agreed on specific payments (e.g., Schedule 2.2.a) which will apply in the event of termination for convenience, those payments will become due on the effective date of the notice of termination.

               (ii) If the parties have not agreed to specific payments which will apply in the event of termination for convenience, DBS will be entitled to compensation under (S) 649 German Civil Code.

     18.2.3 DBS will be entitled to payment on a time and materials basis for the work performed after termination for the purpose of winding down.

     A party which has given an instruction to DBS to perform work pursuant to a Change Request can also terminate the work without cause with immediate effect under this Clause 18.2.

18.3 Termination of other Agreements. In the event of termination of the Alliance Agreement or the Software License Agreement or the Master Software Development Agreement, LLC, the Eurex Entities, or any other party may, in its free discretion, terminate its participation in this Agreement immediately upon providing written notice to DBS; Clause 18.2 will apply. If a party has terminated this Agreement due to termination of the Alliance Agreement or the Software License Agreement or the Software Development Agreement for cause (Kundigung aus wichtigem Grund) based on breach by a member of the Eurex Group, that party can satisfy its obligations (Erfullungsstatt) to make payment to DBS under Clause 18.2 of this Agreement by assigning to DBS that party's claims against the breaching member of the Eurex Group for damages corresponding to the amounts owed to DBS under Clause 18.2, if any. At the request of an Operating Party, DBS will enter into negotiations on a separate follow-up agreement on terms and conditions similar to those in this Agreement if this Agreement has terminated due to termination of the Alliance Agreement.

Final Version of the Systems Operations Agreement
                                                                            -34-

18.4 Continuation. If any work under Schedules 2.2, 1.4, or 9.2b or Change Requests continues past the end of this Agreement, this Agreement will continue to apply to such work until it has been completed.

18.5 Post-Termination Cooperation. If this Agreement is terminated for any reason, DBS will follow the reasonable instructions of LLC, the Eurex Entities and the Operating Parties for the purpose of providing the Services related to the System that were provided by DBS to the applicable party prior thereto and any new services requested by LLC, the Eurex Entities or the Operating Parties that may be required to facilitate the transfer of the System to LLC, the Eurex Entities and/or the Operating Parties or a third party service provider, as applicable, including, providing to LLC, the Eurex Entities and the Operating Parties or third party personnel training in the implementation, operation and maintenance of the System (collectively, the "Termination Assistance Services") in accordance with the following:

     18.5.1 At no additional cost, DBS will provide to LLC, the Eurex Entities and the Operating Parties and any designated third party service provider: (i) in writing, to the extent available, applicable requirements, standards, policies, operating procedures and other documentation relating to the implementation, operation and maintenance of the System; and (ii) necessary access to the System and the hardware, equipment and facilities related thereto.

     18.5.2 If and to the extent requested by LLC, the Eurex Entities and the Operating Parties, DBS will assist LLC, the Eurex Entities and the Operating Parties in developing a plan which will specify the tasks to be performed by the parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks.

     18.5.3 DBS will provide the Termination Assistance Services for as long as an Operating Party reasonably requests for the orderly transition of the Services (the "Termination Assistance Period"), as agreed upon by LLC, the Eurex Entities and the Operating Parties, as the case may be, and DBS, including prices no worse to LLC, the Eurex Entities and the Operating Parties, as applicable, than those for comparable Services prior to termination.

     18.5.4 Following the Termination Assistance Period for a period not to exceed 12 months thereafter, and to the extent not already complied with, DBS will: (i) answer all reasonable and pertinent verbal or written questions from LLC, the Eurex Entities and the Operating Parties regarding the Services on an "as needed" basis as agreed upon by LLC, the Eurex Entities and the Operating Parties and DBS.

     18.5.5 Upon request from LLC, the Eurex Entities and the Operating Parties, and to the extent permitted by third party contracts, DBS will do the following:

Final Version of the Systems Operations Agreement
                                                                            -35-

               (a) As part of the winding down or transfer of the implementation, operation and maintenance of the System, LLC or the Eurex Entities, as applicable, can require DBS to sell to LLC and the Eurex Entities, respectively, or their designees some or all of the fixed and current assets in the System which are used by LLC or the Eurex Entities, respectively. DBS can require LLC, or the Eurex Entities, as applicable, to purchase some or all of the fixed and current assets in the System, which are used by LLC or the Eurex Entities, respectively, if DBS cannot reasonably use the fixed assets elsewhere. The price for fixed assets will be their book value as shown in DBS's books but in any event no more than the fair market value. The price for current assets will be their fair market value. DBS will transfer ownership of the corresponding assets to LLC or the Eurex Entities, as applicable, in "as is" condition free of encumbrances immediately on receipt of payment; LLC or the Eurex Entities, as applicable, are responsible for taking delivery of the assets where they are located on the date of transfer. DBS and LLC or the Eurex Entities, as applicable, can exercise their options to sell/purchase under this Clause 18.5.5 up to the conclusion of the winding down or transfer of the System.

               (b) DBS will transfer or assign, upon LLC, the Eurex Entities or an Operating Party's request, any third party contracts applicable to the implementation, operation and maintenance of the System to LLC, the Eurex Entities or such Operating Party or its designee, on terms and conditions acceptable to all applicable parties.

     18.5.6 LLC or the Eurex Entities, as applicable, will hold DBS harmless from the expenses for leased lines and leases for premises and equipment and other expenses relating to using such items by the applicable parties and charged to DBS by third parties and subcontractors until the end of the term of the agreement with the respective party (except where LLC or the Eurex Entities, as applicable, have terminated this Agreement for just cause (Kuendigung aus wichtigem Grund). The right of DBS to indemnification under the preceding sentence does not apply if the third party or subcontractor charges expenses to DBS due to DBS having violated its obligations to the third party or subcontractor. Unless LLC or the Eurex Entities, as applicable, grants its or their prior written consent, the term of a line agreement will not exceed [**], and a lease agreement for premises will not exceed an initial fixed term of [**]. DBS will use its best efforts to have the respective third party or subcontractor consent to LLC or the Eurex Entities, as applicable, or a third party designated by LLC or the Eurex Entities, as applicable, assuming the agreements with DBS unless LLC or the Eurex Entities, as applicable, instruct DBS otherwise.

Final Version of the Systems Operations Agreement
                                                                            -36-

     18.5.7 DBS will provide all necessary Termination Assistance Services on a time and materials basis, monthly in arrears. Clause 7.5 applies.

18.6 Termination by DBS. DBS can terminate this Agreement without cause by giving at least 12 month's written notice to LLC effective on 30 June 2004 or any subsequent 30 June or 31 December. DBS cannot terminate a Change Request concluded pursuant to Clause 3.2 or a Change Request agreed with LLC or the Eurex Entities, as applicable, unless DBS also terminates this Agreement; Clause 18.4 will continue to apply.

                                     (S) 19
                               General Provisions

19.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents required or permitted under this Agreement must be in writing and must be given either (i) delivered by hand, (ii) mailed by certified or registered mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, (iii) sent by overnight courier, or (iv) transmitted by facsimile transmission, with confirmation of transmission, and are given when received by the recipient. All notices, requests and consents to be sent to a party must be sent to or made at the address given for that party in the heading of this Agreement, or such other address as that party may specify by notice to the other parties. Any notice, request or consent by DBS must be sent to LLC or the Eurex Entities, as applicable, and any notice, request or consent by the other parties must be transmitted by LLC or the Eurex Entities, as applicable, to DBS. DBS, on the one hand, and the parties other than LLC, on the other hand, can also submit a notice, request or consent directly to each other if they are entitled to assert a claim directly against the other party; any such notices must be copied to LLC.

19.2 Entire Agreement, Amendments. This Agreement (together with the Master Software Development Agreement) constitutes the entire agreement between DBS, on the one hand, and the members of the LLC Group, on the other hand, and supersedes the Interim Agreement; there are no oral or written side agreements. Amendments or supplements to this Agreement (including amendments to this Clause 19.2) must be in writing to be effective. This also applies to an amendment to this Clause on written form.

19.3 Savings Clause. The invalidity of individual provisions in this Agreement will not result in the entire Agreement being invalid. An invalid provision will be deemed to have been replaced by a valid provision which comes as close as possible to achieving the commercial purpose of the invalid provision.

19.4 Assignment. No party can assign this Agreement without obtaining the prior written consent of the other parties; provided, however, that for the avoidance of doubt this sentence does not restrict the rights of the Ownership Parties to transfer Client Proprietary Rights. The parties will grant

Final Version of the Systems Operations Agreement
                                                                            -37-

     consent to an assignment of rights or obligations by a party to an Affiliate if the assigning party remains liable for any assigned obligations as a jointly and severally liable guarantor
     (selbstschuldnerische Burgschaft) with the assignee; however, a party can refuse consent if the assignment would have a materially detrimental impact on the party's interests. Notwithstanding the foregoing:

     19.4.1 Any member of the LLC Group may assign this Agreement without the consent of the other parties to this Agreement only to a person to whom the Alliance Agreement has been assigned by such member in accordance and in compliance with the terms of Section 13.7 of the Alliance Agreement. The assigning member, as long as it continues to exist, will remain liable as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee unless and until agreed otherwise by DBS. For the avoidance of doubt the restructuring plan described in the May 16th 2000 "Restructuring Report" of the CBOT constitutes a Reorganization, as that term is defined in the Alliance Agreement.

     19.4.2  LLC may assign this Agreement to one or more Network Entities.
             19.4.3 The parties herby grant their consent to DBS assigning some of the work under this Agreement and the corresponding rights and obligations to one or more of its Affiliates in the United States pursuant to the second sentence in the first paragraph of this Clause 19.4; however, DBS will remain liable for assigned obligations as a guarantor of performance and payment. The Affiliate(s) will then invoice the members of the LLC Group directly for any work the Affiliate(s) perform.

19.5 Applicable Law. Except for the ownership of Client Proprietary Rights as provided in Section 13, which will be governed by New York law, this Agreement is subject to the laws of the Federal Republic of Germany (excluding the laws under the UN Treaty on the International Sale of Goods).

19.6 Language. English is the official language of this Agreement. Any notice, request or consent must be in English.

19.7 Survival. Any provisions of this Agreement that can reasonably be interpreted as being intended to survive the termination of this Agreement will survive the termination of this Agreement.

19.8 Further Assurances. The parties will execute and deliver such further documents and instruments, make such other filings and take such further actions in addition to those contemplated herein as may be reasonably requested by the other parties (other than the material payment of money) to carry out the intents and purposes of this Agreement.

19.9 Arbitration Procedure. Except with regard to actions seeking temporary or permanent injunctive relief, any dispute arising under this Agreement between or among any parties to this Agreement

Final Version of the Systems Operations Agreement
                                                                            -38-

     will be finally settled by arbitration in accordance with the arbitration rules of the United Nations Convention on International Trade Law (the "UNCITRAL Rules"). Prior to commencing arbitration, the parties must exhaust the Project Problem procedures set forth in Section 7.

     19.9.1 The arbitration will be conducted by three (3) arbitrators. The arbitrators must be familiar with business and legal matters similar to those that are the subject of this Agreement and the subject of the dispute. If there are only two parties to the arbitration proceedings, each party will appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty (30) days after delivery of a formal request for arbitration from one party to the other party. If a party fails to appoint an arbitrator or deliver notification of such appointment to the other party within this time period, upon request of either party, such arbitrator will instead be appointed by the London Court of International Arbitration (the "Appointing Authority") within thirty (30) days of receiving such request. The two arbitrators appointed in accordance with the above provisions will appoint a third arbitrator, obtain the appointee's acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty (30) days of such appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or to notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator will be appointed by the Appointing Authority within thirty days of receiving such request. The third arbitrator will serve as Chairman of the tribunal. If there are more than two parties to the arbitration proceedings, then all three arbitrators will be appointed by the Appointing Authority within thirty days or receiving a request from any of the parties. No arbitrator appointed by the Appointing Authority may be a director, officer, employee, counsel or agent of any party, and without the consent of all of the parties to the arbitration, may not be a resident of the United States, Germany or Switzerland. To the extent that arbitration procedures are not defined herein, all procedures relating to arbitration, including but not limited to notice thereof, deadlines and discovery will be pursuant to the UNCITRAL Rules as enacted in the forum.

     19.9.2 The place of arbitration will be London unless the parties to the arbitration agree otherwise. The proceedings will be conducted in the English language exclusively.

     19.9.3 The award rendered by the arbitrators will be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

     19.9.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement.

Final Version of the Systems Operations Agreement
                                                                            -39-

     19.9.5 If an arbitration under this Agreement coincides with an arbitrable claim under the Master Software Development Agreement, both matters must be asserted in the same arbitration proceedings.


19.10 Injunctive Relief. The parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy, and a request for such provisional remedies by a party to a court will not be deemed a waiver or violation of the parties' agreement to arbitrate.

Final Version of the Systems Operations Agreement






Deutsche Borse Aktiengesellschaft             Swiss Stock Exchange


    /s/ Andreas Preuss /s/ Rainer Riess           /s/ H. Henckel /s/ R.T. Meier
By: ___________________________________       By: ____________________________

      July 20, 2000                                 18.8.2000
Date: _________________________________       Date: __________________________

Final Version of the Systems Operations Agreement
                                                                             -2-

Board of Trade of the City of Chicago         Ceres Trading Limited Partnership,
                                              by Board of Trade of the City of
                                              Chicago, its managing general
                                              partner


     /s/ Dennis A. Dutterer                        /s/ Dennis A. Dutterer
By:  ___________________________              By:  __________________________

Date: __________________________              Date: _________________________

Ceres Alliance L.L.C.                         Eurex Frankfurt AG


     /s/ Dennis A. Dutterer                        /s/ Andreas Preuss
By:  ___________________________              By:  __________________________

                                                    July 20, 2000
Date: __________________________              Date: _________________________

Eurex Zurich AG                               Eurex Clearing AG

     /s/ Andreas Preuss                            /s/ Andreas Preuss
By:  ___________________________              By:  __________________________

      July 20, 2000                                 July 20, 2000
Date: __________________________              Date: _________________________

CBOT/EUREX ALLIANCE, L.L.C.                   Deutsche Borse Systems AG

     /s/ Andreas Preuss
     /s/ Dennis A. Dutterer                        /s/ Illegible
By:  ___________________________              By:  __________________________

      July 20, 2000
Date: __________________________              Date: _________________________

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-


                                                                    Schedule 1.1

                           Glossary of Defined Terms

"Acceptance"                 means, with respect to a Sub-Project, acceptance of
                             such Sub-Project as set forth in Clause 8.4.

"Acceptance Form"            means the Acceptance Form described in Clause
                             8.4.3.

"Access Point"               is defined in point 3.1 of Schedule 9.2.

"Affiliate"                  is defined in clause 1.1 of the Software License
                             Agreement. For purposes of this Agreement, DBS will be deemed not to be an Affiliate of any member of the Eurex Group.

"Agreement"                  is defined in the Heading.

"Alliance Agreement"         is defined in the Recitals, Clause D.

"Application Maintenance"    means the Application Maintenance described in
                             Clause 2.2.2.

"Appointing Authority"       is defined in Clause 19.9.1.

"CBOT" is defined in the initial paragraph of this Agreement.

"CBOT Group"                 has the meaning set forth in Article I of the
                             Alliance Agreement.

"Ceres" is defined in the initial paragraph of this Agreement.

"Ceres Alliance"             is defined in the initial paragraph of this
                             Agreement.

"Change Request"             is defined in Clause 2.5.

"Claim"                      is defined in Clause 11.2.3

"Class 1 Deviation"          is defined in Clause 8.4.1.

"Class 2 Deviation"          is defined in Clause 8.4.1.

"Class 3 Deviation"          is defined in Clause 8.4.1.

"Client Proprietary Rights"  is defined in Clause 13.1.

"Confidential Information"   is defined in Clause 15.1.

"Consulting Agreements"      is defined in the Recitals, Clause C.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -2-

"DBAG" is defined in the initial paragraph of this Agreement.

"DBS" is defined in the initial paragraph of this Agreement.

"DBS Catalogue of Prices"    is defined in Clause 9.2.

"DBS Proprietary Rights"     is defined in Clause 13.3.

"Deficiency Report"          means the Deficiency Report described in Clause
                             8.1.

"Deliverables"               is defined in Clause 2.4.

"Detailed Definition"        is defined in Clause 2.4.

"Development Agreement"      has the meaning set forth in Article I of the
                             Alliance Agreement.

"Development Parties"        is defined in Article I of the Alliance Agreement.

"Deviations"                 is defined in Clause 8.1.

"Effective Date"             is the signing date.

"Escalation Committee"       is defined in Clause 3.7.

"Eurex Software"             means the Programs and any Modifications including,
                             without limitation, Eurex 2.0, Eurex 3.0, Eurex
                             4.0, Eurex 4.1, JV Release 1.0 and any future releases or versions thereof.

"Eurex 2.0"                  is defined in the Recitals, Clause A.

"Eurex 3.0"                  is defined in the Recitals, Clause B.

"Eurex 3.1"                  is defined in the Recitals, Clause B.

"Eurex 4.0"                  is defined in the Recitals, Clause E.

"Eurex 4.1"                  is defined in the Recitals, Clause G.

"Eurex Clearing"             is defined in the initial paragraph of this
                             Agreement.

"Eurex Entities"             is defined in the Recitals, Clause F.

"Eurex Frankfurt"            is defined in the initial paragraph of this
                             Agreement.

"Eurex Group"                has the meaning set forth in Article I of the
                             Alliance Agreement. For purposes of this Agreement, the Eurex Group will be deemed not to include DBS.

"Eurex Zurich"               is defined in the initial paragraph of this
                             Agreement.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -3-

"Exchanges"                  has the meaning set forth in Article I of the
                             Alliance Agreement.

"Facilities"                 is defined in Clause 3.4.5.

"Freelancers"                is defined in Clause 3.8.

"Future Development Entity"  has the meaning set forth in Article I of the
                             Alliance Agreement.

"Group" has the meaning set forth in Article I of the Alliance Agreement.

"Interim Agreement"          is defined in the Recitals, Clause E.

"JV Release 1.0"             is defined in the Recitals, Clause E.

"Key Personnel"              is defined in Clause 12.2.

"LLC Group"                  means LLC, the members of the Eurex Group and the
                             members of the CBOT Group. Each party in the LLC
                             Group shall be referred to as a member.

"LLC" has the meaning set forth in Article I of the Alliance Agreement.

"Master Software             is defined in the Recitals, Clause D.
 Development Agreement"

"Material Tools"             is defined in Clause 5.1 and includes third party
                             tools and tools developed, owned and commercialized by DBS

"Modifications"              has the meaning set forth in Clause 7.1(b) of the
                             Software License Agreement.

"Network"                    has the meaning set forth in Article I of the
                             Alliance Agreement.

"Network Entities"           has the meaning set forth in Article I of the
                             Alliance Agreement.

"Operating Parties"          are Eurex Zurich, Eurex Frankfurt, Eurex Clearing
                             and, for the CBOT, LLC.

"Ownership Parties"          are Licensors and Licensee as defined in the
                             Software License Agreement or their permitted assignees.

"Pre-Existing Proprietary    means any Proprietary Right that DBS owned prior to
 Rights"                     the Effective Date and that is not related to or
                             derived from the Eurex Software, the System or the Network.

"Problem Report"             is defined in Clause 7.3.

"Production Environment"     means the IT environment intended for simulation
                             which will subsequently be further developed for actual production business.

"Program Manager"            means the Program Manager described in Clause 3.5.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -4-

"Project"                    is defined in Clause 2.1.

"Project Prices"             is defined in Clause 9.1.

"Project Problem"            is defined in Clause 7.1.

"Programs"                   has the meaning set forth in the clause 1.12 of the
                             Software License Agreement.

"Project Manager"            means the Project Manager described in Clause 3.5.

"Problem Report"             is defined in Clause 7.3.

"Proprietary Rights"         has the meaning set forth in Clause 1.14 of the
                             Software License Agreement. For purposes of this
                             Agreement, the clause beginning with "including" and ending with "related thereto" at the end of such clause 1.14 is replaced with the following:
                             "including any Confidential Information included therein or related thereto."

"Release 3.0 Modifications"  has the meaning set forth in Clause 1.15 of the
                             Software Development Agreement.

Restructuring Report         As defined in Clause 19.4.1.

"Rights" has the meaning set forth in Clause 7.1(b) of the Software License Agreement.

"Service Agreements"         is defined in the Recitals, Clause F.

"Services"                   is defined in Clause 2.4.

"Services Completion         means the Services Completion Notice described in
 Notice"                     Clause 8.5.2.

"Sign-Off"                   means, with respect to a Deliverable, sign off of
                             such Deliverable as set forth in Clause 8.1;
                             provided, however, that no Deliverable will be deemed accepted by LLC until the Final Acceptance.

"Sign-Off Form"              means the Sign-Off Form described in Clause 8.1.

"Software License            is defined in the Recitals, Clause A.
 Agreement"

"Steering Committee"         is defined in Clause 3.6.

"Sub-Project"                is defined in Clause 2.1.

"Sub-Project Acceptance"     means Final Acceptance of a Sub-Project.

"SWX" is defined in the initial paragraph of this Agreement.

"System" has the meaning set forth in Article I of the Alliance Agreement.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -5-

"Tasks"                      is defined in Clause 2.4.

"Termination Assistance      is defined in Clause 18.5.
 Services"

"Tools"                      is defined in Clause 5.1.

"UNCITRAL Rules"             is defined in Clause 19.8.

"Value Added Tax (VAT)"      means the Value Added Tax or VAT (Umsatzsteuer)
                             described in Clause 9.4.

Final Version of Schedules to the Systems Operations Agreement


                                                                    Schedule 1.4


N'           Name                      Decision  Current                      Impact on                        Date of      Billing
                                                 Status  ---------------------------------------------------------------    start
                                                          One-off project   fixed monthly   variable monthly  Signature
                                                            cost in EUR      cost in EUR       cost in EUR
-----------------------------------------------------------------------------------------------------------------------------------
13  [* *] Operations for Eurex                    open                                                                      Jan 00
-----------------------------------------------------------------------------------------------------------------------------------
14  Upgrade [* *] for Eurex/CBOT JV    Eurex GL  Signed        [* *]            [* *]                          30.6.00      Sep 00
-----------------------------------------------------------------------------------------------------------------------------------
15  Evaluation of [* *]                Eurex GL  Signed        [* *]                                           30.6.00      Jun 00
-----------------------------------------------------------------------------------------------------------------------------------
16  [* *] Upgrade                      Eurex GL  Signed                         [* *]                          30.6.00      Jun 00
-----------------------------------------------------------------------------------------------------------------------------------
17  Upgrade Training Location [* *]    Eurex GL  Signed                         [* *]                          30.6.00      Apr 00
-----------------------------------------------------------------------------------------------------------------------------------
18  Extension of [* *]                            Open                                                                      Jun 00
    Price & Service catalogue
-----------------------------------------------------------------------------------------------------------------------------------
19  Addendum: Upgrade [* *]            Eurex GL  signed        [* *]            [* *]                          30.6.00      Sep 00
    for Eurex/CBOT JV
-----------------------------------------------------------------------------------------------------------------------------------
20  Access Point [* *]                 Eurex GL  signed        [* *]            [* *]             [* *]         4.7.00      Okt 00
-----------------------------------------------------------------------------------------------------------------------------------
21  Access Point [* *]                 Eurex GL  signed        [* *]            [* *]             [* *]         4.7.00      Okt 00
===================================================================================================================================
                                                 Total         [* *]            [* *]             [* *]
-----------------------------------------------------------------------------------------------------------------------------------

Change Requests 20 and 21 will be changed into JV Change Requests. The associated costs will be allocated to LLC and Eurex as presented in MC Meeting 13 July 2000.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-

                                                                    SCHEDULE 2.1

Overview of System Usage


     * Backend                                () Backend
       Chicago                                  Frankfort

       Router                                    Router

 * Access    @ Access                      @ Access   () Access
   Point       Point                         Point       Point


*  Part of the System which relates solely to the CBoT

@  Part of the System which relates solely to the Eurex

() Part of the System which is shared by the CBoT Group and the Eurex Group.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-


                                                                    SCHEDULE 2.2


                                                       Insert 'Schedule 2.2.PPT'

NOTE: The Schedule represents the DBS-proposal "as of January 31". Any detail, e.g. scope, prices, timelines etc., may have been already redefined in the Agreement, other Schedules, existing Change Requests or written confirmations. In any case the definitions in the Agreement, other Schedules, Change Requests or written confirmations will apply.

Payment Schedule for System Operations Agreement


all numbers in Euro                    Actuals Actuals Actuals  Actuals Actuals Actuals   Plan   Plan   Plan   Plan   Plan   Plan
-----------------------------------------------------------------------------------------------------------------------------------
Project                   Total in 2000  Jan 00  Feb 00  Mrz 00   Apr 00  Mai 00  Jun 00 Jul 00 Aug 00 Sep 00 Okt 00 Nov 00 Dez 00
-----------------------------------------------------------------------------------------------------------------------------------
System Operations
 Agreement                    [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

    Exchange Setup            [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Line Dpt. Effort        [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      DBS Part                [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Project Management      [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Travel Expenses         [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

    Operations                [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Customer Service        [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Training                [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Host Operations         [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]

      Networks                [**]        [**]    [**]    [**]     [**]    [**]    [**]   [**]   [**]   [**]   [**]   [**]   [**]
-----------------------------------------------------------------------------------------------------------------------------------

Final Version of Schedules to the Systems Operations Agreement

JV Change Requests

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Impact on
N'                  Name                Affected   Decision            ----------------------------------------
                                        Release              Current   Estimated Cost   Actual Effort in   Est.   Date of Signature
                                                             Status        in EUR              EUR         (wd)
-----------------------------------------------------------------------------------------------------------------------------------
12  Functional Training Infrastructure    1.0        MOC     Approved       [* *]                                        25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
19  Permanent Simulation Environment      1.0        MOC     Approved       [* *]                                        25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
22  System Host time                      1.0        MOC     Approved       [* *]                                        25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------
23  Membership Ids                        1.0        MOC     Approved       [* *]                                        25.08.2000
-----------------------------------------------------------------------------------------------------------------------------------

Cost for CR 19 are [* *]  per month plus [* *] per month and member.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-


                                                                    SCHEDULE 2.2

1. "DBS Part", "Project Management" and "Line Dpt. Effort" are the costs for DBS' own personnel and other resources. These costs will be charged on a time and materials basis at the unit prices set forth in Section 2 of
     Schedule 9.2. The amounts set forth above which are not identified as actual costs are estimates based on an assumption of 18 eight-hour mandays per month, and establish no payment obligation of any kind. The actual charges could be higher or lower depending on the number of mandays actually devoted by DBS to the DBS Part, Line Dpt. Effort or Project Management. The most current status is presented twice a month to the Management Committee of the LLC. Project Management charges through July 8, 2000 are divided equally between the Master Software Development Agreement and the System Operations Agreement. After July 8, 2000, Project Management charges for JV Release 1.0 will be covered by the Systems Operations Agreement (incl. software fixing).

2. "Travel Expenses" are estimated unless indicated otherwise, will be charged as incurred and will be the actual travel costs incurred by DBS personnel and subcontractors. Any expenses in excess of the estimates contained above will be subject to the prior approval of LLC. The means of travel and method of accounting for travel (e.g., class for air travel, documentation) will be in accordance with DBS's standard travel policies, which are identical to the travel policies of Deutsche Borse AG.


The estimates under the section Operations are based on Schedule 9.2a and the number of members and their locations. These estimates will vary with the number of actually connected members over time as set forth in the Schedule 9.2a.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -2-


                                                                   Schedule 2.2a

                    Charges for Termination for Convenience

If CBOT terminates the work under Schedule 2.2 for convenience pursuant to Clause 18.2, the following charges will apply rather than (S) 649 German Civil Code; CBOT will also owe compensation for work already performed and for post termination cooperation (Clause 18.5).

1. If CBOT gives notice of termination for convenience prior to or on 30 June 2001, the charge will be [**].

2. If CBOT gives notice of termination for convenience after 30 June 2001 and prior to or on 30 June 2002, the charge will be [**].

3. If CBOT gives notice of termination for convenience after 30 June 2002 and prior to or on 30 June 2003, the charge will be [**]. This charge does not apply if CBOT has given at least 12 months notice effective on 30 June 2003.

4. If CBOT gives notice of termination for convenience effective during any subsequent year ending 30 June, the charge will be [**] unless CBOT has given at least twelve months notice effective on any 31 December or 30 June; in this case no charge will apply.

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-


                                                                    SCHEDULE 3.5

                       Program Managers and Substitutes

                                          LLC                                  Eurex                          DBS
------------------------------------------------------------------------------------------------------------------------------
Program Manager            Jim Amaral           Jurg Spillmann             Jurg Spillmann            Frank Gerstenschlager
------------------------------------------------------------------------------------------------------------------------------
Substitute                 Tbd                  Andreas Preuss             Andreas Preuss            Thomas Lenz
------------------------------------------------------------------------------------------------------------------------------

Final Version of Schedules to the Systems Operations Agreement
                                                                             -1-


                                                                  SCHEDULE 3.6.2

                              Steering Committee


                                                        LLC                                          DBS
---------------------------------------------------------------------------------------------------------------------
Program Manager                    Jim Amaral                  Jurg Spillmann               Frank Gerstenschlager
---------------------------------------------------------------------------------------------------------------------
                                   Mary McDonnell              Andreas Preuss               Hanno Klein
---------------------------------------------------------------------------------------------------------------------
                                   Terry Livingston            Dr. Michael Widmer           Markus Toporowski
---------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 9.2a

                            DBS Catalogue of Prices

The prices in this Schedule 9.2a Sections 3 through 6 apply only to work which DBS performs in relation to the CBOT Group. The current prices for corresponding work which DBS performs in relation to the Eurex Group are set forth in Schedule 9.2b. The prices in Schedule 9.2b are being renegotiated and will be equivalent to the prices in relation to the CBOT Group. Sections 1, 2 and 7 apply to the Master Software Development Agreement, and Sections 1 through 7 apply to the Systems Operations Agreement.

1.   General Provisions

1.1  All amounts are in Euro (.) and without VAT.

1.2 All amounts which are to be charged on a monthly basis are charged per calendar month and are determined on the basis of whether or not the individual billing criterion is satisfied on the calculation date (Stichtag) which is generally the 15th of each month. For example, if a monthly fee is charged for a Participant and the Participant is connected on the 14th day or earlier of a calendar month, the full monthly fee is charged. If the Participant is connected on the 16th day or later of the month, no fee is charged for the month. DBS can elect to charge for part of a month on a pro rata temporis basis by giving three full calendar months notice prior to the month for which the change takes effect.

1.3 The descriptions of services in the catalogue are solely for the purpose of identifying the items for which remuneration is charged and will not be used for interpreting the scope of work. The technical descriptions of services are set forth in other Schedules, Change Requests, Detailed Descriptions and other documents.

2.   Software Reseach and Development, Consulting

2.1  Description of Work

     These services are software research and development as well as consulting and support services including the selection, development, introduction and maintenance of software, operation and project management, all as described in more detail in the applicable Agreements, Schedules and Change Requests.

2.2  Remuneration

     Unless the parties have agreed to a fixed price, the following hourly rates apply for work performed by individuals in the following DBS classifications, regardless of whether the individuals are DBS employees, Freelancers or subcontractor employees.

               Price Levels                     Price
                                                per hour

                      Analyst                     [**]
                      Junior Consultant           [**]
                      Consultant                  [**]
                      Senior Consultant           [**]
                      Manager                     [**]
                      Senior Manager              [**]

     These hourly rates cover all costs incurred in connection with the performance of the order, except for specific disbursements (e.g., travel in accordance with the DBS standard travel policies = DBAG policies). DBS classifies personnel according to its reasonable discretion. In the case of Freelancers and subcontractor employees, the classification is based on a comparison of the individual's position and duties to employees of DBS. DBS has informed the LLC Program Managers about the standard travel policies. If these policies change and the change would result in extra costs to the LLC Group, the extra costs will not be charged. Travel time will be charged at one half the above hourly rates, and then only for (i) the time in which the individual could have been working if the individual was not traveling, or (ii) the loss of the individual's normal time off on weekends or holidays, up to a maximum of 8 hours for any such day.

3.   Network Implementation and Operation

3.1  Description of Work

     Setup and operation of the Network for the System including:
     implementation, configuration management, change management, monitoring, fault recovery, troubleshooting and reporting.

     The topology of the Network is designed to make an equal and high-quality access to the System possible for all connected Participants and to maintain a high performance. A "Participant" is an enterprise or individual who has applied for admission to trade on an Exchange or who has been admitted to trade on an Exchange.



                [TOPOLOGY AND COMMUNICATION RELATIONSHIP CHART]



     Illustration 1: CBOT/Eurex(R) Alliance Network Architecture

     The Participants will be connected according to a two-phase concept (see illustration 1):

     .    Connection of the Participants to the System:

          A Participant is connected to an Access Point via two 64 KBit per second connections ("Participant Installation"). The two connections will be implemented, wherever technically possible and reasonable, using different telecommunication carriers with physically separate connections or diverse routing from a single carrier.

          A Participant Installation can consist of one or more physically separate offices connected to each other by a LAN or a WAN ("Sites"). A Participant Installation may be used by one or several Participants. In the case of several Participants using a single Participant Installation, the installation is a Multi Member Integrated Server System (MMISS).

      .   Connection of the Access Points to the backend:

          The local connections of the Participant Installations within a geographic area are gathered together at "Access Points" consisting of two communications servers and four routers (maintained in a redundant structure of one server and two routers each at two physically separate locations). An Access Point is a logical unit having a maximum capacity of [**]. Accordingly, up to a number of [**] can be connected to one Access Point. The connection of the Access Points to the backend is made by means of two separate connections. The price for establishing a new Access Point will be agreed in the corresponding Change Request.

3.2  Remuneration

     The following prices are based on the number of Participant Installations connected to the Access Points; a MMISS constitutes a single Participant Installation under this section 3.2. The amounts stated are for each calendar month. With respect to the individual Participant Installations, the following prices apply:

       Access Point          Participant    Price per     Price per
       Location (general                    Access        Participant
       urban area)           Location       Point         Installation

       Chicago               Chicago        [**]          [**]

       Chicago               Sydney                       [**]

       Chicago               Tokyo                        [**]

       London                London         [**]          [**]

       Frankfurt             Frankfurt      [**]          [**]

       New York              New York       [**]          [**]

     A Participant can have more than two connections between a Participant Installation and an Access Point. [**] will be charged for each additional connection.

     The above monthly fees for Participant Installations are based on the carrier charges for leased lines between a Participant Installation and an Access Point located within the borders of the same city. If the Participant Installation is located outside of the city in which the Access Point is located, the monthly charge will be increased to cover higher carrier costs for installing and maintaining the leased lines, if any, and any increased DBS handling costs. DBS will agree with LLC on the increased costs before connecting the Participant Installations.

     After receipt of notice canceling a Participant Installation, the monthly fee will continue to be charged for the next three full calendar months. Upon the cancellation of an Access Point, LLC must pay the expenses for line costs or leases charged to DBS by third parties until the end of the term of the agreement with the respective supplier. Unless LLC grants its prior written consent, the terms of the line agreements will not exceed [**] and lease agreements for premises will not exceed initial fixed terms of [**]. DBS will also charge LLC for the remaining book value (as shown on DBS's books) of the fixed assets in the Access Points if DBS cannot reasonably use the fixed assets elsewhere. If DBS charges the remaining book value, DBS will transfer ownership of the corresponding fixed assets to LLC in "as is" condition immediately on receipt of payment; LLC is responsible for taking delivery of the fixed assets at the Access Points.

4.   Production

4.1  Description of Work

     Operation of the Production Environment for the System:

     The topology of the Production Environment is designed to make an equal and high-performance access to the System possible for all connected Participants and to maintain a high performance. The security of the operated systems is achieved by:

     . software installation on the backend systems, communication servers and other systems to be operated,

     .   continuous monitoring of the architecture and the application,

     . technical supervision and continuous monitoring of the end-of-day processing (including preparation and distribution of the reports necessary for the Exchange),

     .   continuous control of the system setup,

     .   redundant data protection of the operated systems,

     . conclusion and administration of suitable license and maintenance agreements.

     The technical performance of the operated systems is achieved by:

     .   capacity and System Management,

     .   selection and use of suitable hardware and software,

     .   continuous performance analysis,

     .   preparation of reports and statistics.

     The Production Environment consists of a redundant backend cluster which is distributed to two locations together with subordinated data base systems which are also constructed as disaster tolerant.





                             [ORGANIZATIONAL CHART]




     Illustration 3: CBOT/Eurex(R) Alliance Production Architecture (current plan)

4.2  Remuneration

     The remuneration is [**] for each calendar month, commencing pro rata temporis for the first month in which the backend hardware is installed and ready for installation of Participant data (scheduled to be in the first half of May 2000).

5.   Customer Service

5.1  Description of Work

     Customer Service is the central contact for Participants who want technical support for the System. Customer Service also deals with all technical orders from the LLC Group and coordinates the realization of such orders (e.g., the connection of new Participants).

     In the case of introduction of new systems or Modifications, Customer Service will give support for Technical Member Readiness and Service Implementation.

     Customer Service consists of:

     A.   Connection Services which include:

          . examining application forms from potential Participants for completeness and plausibility,

          . supporting the Participant by phone and electronic media in the configuration, installation and operation of its frontend installation,

          . verification that the Participant Installation complies with the Exchanges' regulations governing the connection of Participants to the System (e.g. "Technische Durchfuhrungsbestimmungen" = "Implementation Regulations Concerning Technical Equipment"),

          . setting up network connections between the Participant and the Access Point (commissioning, coordinating the dates, setup of the required bandwidths, etc.),

          . connecting the Participant to the System and testing (Ping Test, FTP Test, Failover Test),

          . transferring the System application software to the Participants' systems,

          .   technical configuration of the Participant in the backend,

          . coordinating the functional setup of the Participant in the backend with market supervision and production administration,

          . moving a Participant Installation from one Access Point to another or from one location to another location.

          The connection (including a move) of a Participant Installation requires an order from LLC to DBS. The technical connection of a Participant is concluded as soon as the Participant has been completely set up in the production system and the Ping Test, the FTP Test and the Failover Test have been successfully completed. The Participant will be disconnected as soon as the relevant Operating Party notifies DBS in writing that the Participant connection must be cancelled.

     B.   Technical Helpdesk (First Level Support) and Change Management

          Technical Helpdesk includes the following services:

          . solving technical problems in the everyday operation of the Member Integrated System Server (MISSs), the WAN-Routers and the MISS-Router-LAN,

          . support for troubleshooting of technical errors in the frontend installation,

          . solving problems with the connection between the Participant and the Access Point,

          .   answering questions on technical matters,

          .   answering questions regarding the VALUES-API interface.

          All Participants operating a frontend installation which is classified as "supported" and which fulfills the requirements of the Implementation Regulations Concerning Technical Equipment will be supported.

          Change Management includes the following services for the "supported" Participant Installations:

          . provision of additional connections and cancellation of connections between the Participant Installation and the Access Point,

          .   setup of additional MISS and cancellation of MISS,

          .   change of report nodes,

          .   setup of new routers in the Participants' premises,

          .   cancellation of a Participant Installation.

     C.   Training

          Technical Training and Technical Update Training will be offered at the training locations in London (UK) and Chicago (U.S.A.). Technical Training is the initial training course for the System. Technical Update Training is a follow-up course. Training includes:

          . preparation of the training software and other materials in the Training Environment (Section 7) and function test according to the "Training Service Level Agreements",

          .   preparation of the training sessions (backend and frontend),

          .   carrying out of the training sessions.

          Up to a maximum number of 5 persons, the training sessions will be carried out by one trainer. In the case of more than 5, but not more than 15 persons, the training sessions will be carried out by two trainers. DBS and LLC will establish a training schedule every May and November for the following half-year. The schedule will contain the scope, the exact dates and times as well as the locations where the training sessions shall take place. The training sessions shall be carried out in German or English, as requested by LLC.

          LLC will coordinate the training schedules with other exchanges serviced by DBS.

     D.   Standard Package

          The Standard Package is a turnkey solution offered to Participants (in Sun and Intel NT based technologies) which includes:

          . installation and configuration service including a brief local functional and technical introduction;

          . remote system management, hardware and software maintenance service through 30 June 2001.

          The Standard Package comprises the following components:

          . sale of hardware and system software for 2 Member Integration System Servers which serve as trader workstations for the stand-alone configuration (as specified in more detail in the "CBOT/Eurex Alliance Standard Package" sent to Participants in February 2000);

          . installation of frontend System application software based on the most recent releases;

          . sale of two CISCO 2610 routers, one of which is equipped with one ISDN port;

          . installation of local area network connection between MISSs and routers;

          .   sale of one standard office laser printer.

          The specific terms and conditions for sale and delivery have been separately agreed.

5.2  Remuneration

     A. Connection Services will be remunerated for each new Participant Installation in an amount of [**] per connection as a one time charge. If Participants are connected to more than one Access Point, the connection to each Access Point constitutes a separate Participant Installation. The move of a Participant Installation to another location is also a new Participant Installation and will be remunerated separately; however, there will be no charge under Section 3.2, last paragraph, first sentence, for the three calendar months following the cancellation of the old connection.

     B. Technical Helpdesk and Change Management is charged at a flat fee of [**] per month commencing as of 1 April 2000. If the total number of Sites connected to the System exceeds [**], an additional monthly fee of [**] for each additional Site will be charged.

     C. Training (Technical Training and Technical Update Training) will be charged as follows:


          Location     Number of    Price per day      Price per day
                       Trainers     for Technical      for Technical
                                       Training           Update
                                                         Training

          London       1                 [**]                [**]
                       2                 [**]                [**]
          Chicago      1                 [**]                [**]
                       2                 [**]                [**]

          If a Trainer is required to travel to the Training location, DBS will also charge for travel expenses incurred pursuant to DBS travel policies (see, Clause 2.2).

          LLC can cancel a training session free of charge by giving one month's written notice prior to the scheduled training session. If LLC cancels a training session within one month but no later than one week prior to the scheduled session, DBS can charge a cancellation fee of one half of the training fee per trainer. If LLC cancels a training session with less than one week's notice, DBS can charge the full fees.

     D. Standard Packages are provided at a fixed price of [**] charged at an initial monthly installment of [**] and [**] subsequent monthly installments of [**].

6.   Training Environment

6.1  Description

     DBS will provide and operate the necessary infrastructure for Training ("Training Environment") which includes:

     .   frontend hardware and software infrastructure:

         .   creation of training-specific software images,

         . installation and operation of the required frontend environments and newest software releases,

         .   change of the software images between the training sessions,

         .   remote support during the training sessions.

     .   backend Support:

         . provision of the training backend hardware and required software infrastructure,

         .   system management.

     The training infrastructure is currently operated at the following locations with the number of workstations listed:

     Location      Address                     Number of Training
                                                   Workstations

     London        50 Cannon Street                     12
                   UK - London EC4N 6JJ
     Chicago       190 South LaSalle Street             15
                   USA - Chicago, IL 60603
     Chicago       141 West Jackson Blvd.               20
                   USA - Chicago, IL 60604

     The training facilities located in 141 West Jackson Blvd., Chicago, IL 60604 are provided by LLC.

6.2  Remuneration

     The remuneration consists of a monthly lump sum per location and a lump sum per location and per training day. The following fees apply.

           Training Environment        Charge per             Charge per
                                          month              training day

           London                         [**]                    [**]
           Chicago (LaSalle Street)       [**]                    [**]
           Chicago (West Jackson)         [**]                    [**]

7.   Development Environment

7.1  Description

     DBS provides and operates the infrastructure necessary for the development and update of Eurex Software (the "Development Environment"). For the purpose of planning the required number of software development workstations, DBS and LLC will establish a utilization plan by 30 September of each year for the next calendar year. The plan will identify the number of required workstations per month for the following year. In order to save costs, the frontend systems are also used for Xetra(R) development.

     A.   Development Frontend Hardware and Software Infrastructure:

          . provision of desktop development and office communication frontend hardware and software (including servers),

          .   setup of the workstations,

          .   removal management,

          .   creation of specific software images,

          .   installation of new server software releases,

          .   installation of new desktop software releases,

          .   system management of the servers,

          .   hardware and software support of the desktop workstations.

     B.   Development Backend Hardware and Software Infrastructure:

          .   installation of the required software on the backend systems,

          .   monitoring the architecture and the application,

          .   permanent control of the system setups,

          . conclusion and administration of the required license and maintenance agreements.

     C.   Performance Test Environment:

          The performance test environment represents a scaled-down image of the System production environment. It serves to monitor the impact of software modifications on performance.

     D.   Acceptance Test Environment:

          The acceptance test environment is provided for the acceptance of the System application software releases. This environment also represents a scaled-down image of the production environment. The acceptance test environment is also used for Xetra(R).

7.2  Remuneration

     The remuneration for the Development Environment is contained in the hourly rates for DBS personnel and DBS subcontractors (working on an hourly basis and not on a fixed price basis) and will not be charged separately. With respect to LLC Group personnel (including Freelancers), LLC subcontractors and DBS subcontractors working on a fixed price basis, DBS will charge [**] per hour and person (based on 8 hours per day) for the use of the Development Environment.

                                                            INSERT SCHEDULE 9.2b

This schedule describes the services, prices and service levels for the Eurex Exchanges provided by Deutsche Borse Systems on the signing date of this Agreement.

                                                                   Schedule 10.1


                                Service Levels

This schedule covers only the service levels for the Exchange in Chicago.  The
                     ----
current service levels for the Exchanges in Europe are set forth in the DBS Price and Service Catalogue of 6 December 1999 (see Schedule 9.2b), which will continue to apply until new service levels are agreed between Eurex Zurich, Eurex Frankfurt and Eurex Clearing on the one hand and DBS on the other hand.

These Service Levels are preliminary and will be adjusted during discussions in the autumn of 2000 after information about the behaviour of the system can be gathered. Prices will not be increased if this information supports higher service levels without the provision of additional services.

1.   Service Times

1.1  System

     The System will be operated on all trading days of the Exchange in Chicago for the following hours of operation:

     Operation                                     Time

     General operation (including batch runs)      from Sunday 7:00 p.m. to
                                                   Friday 8:00 p.m.
                                                   (Chicago time)
     Online operation (batch runs are, therefore,  8:00 p.m. on each trading
     possible from 4:00 p.m. on a trading day to   day to 4:00 p.m. on the
     8:00 p.m. on a trading day)                   next trading day (Chicago
                                                   time)

     Notwithstanding the foregoing chart, the System will not be available for batch or online work from 8:00 p.m. on Friday to 7:00 p.m. (Chicago time) on Sunday; these times are intended for regularly scheduled maintenance.

1.2  Technical Helpdesk

     The Technical Helpdesk is manned from Sunday 7:00 p.m. to Friday 8:00 p.m. (Chicago Time).

2.   System Availability

2.1  Calculation of Actual Availability

     The actual availability of the System during the scheduled service times set forth in Clause 1.1 will be calculated for each calendar month according to the following formula:

                (   Sum [Down Time for Each MISS]   )
     AV = 100%* (1- ______________________________  )
                (   MISSs* 1,200 min*  Trading days )

       Variable                     Description

       AV                           Availability of the System in percent in
                                    respective month
       Down Time for Each MISS      minutes in each calendar month for which
                                    each MISS is not in operation during the
                                    Service Times for online operations
       #MISSs                       Total number of connected MISSs in
                                    production in the respective month
       #Trading days                Number of trading days in respective
                                    month

     Lack of availability resulting from poor performance by the telecommunications carriers will not be taken into account when calculating actual availability. However, if DBS receives any indemnification from the carriers, this will be for the account of CBOT or its designee.

     Lack of availability due to data errors by parties other than DBS will not be taken into account.

2.2  Performance Credits

     If the actual availability (AV) of the System is less than [**] in any calendar month commencing with the first full calendar month after the System has been placed in production (currently scheduled for 25 August
     2000), DBS will pay the following Performance Credits to CBOT or a party designated by CBOT.

          Actual Availability          Performance Credit for each [**]% (or
          in a Calendar Month          portion thereof)

          between [**]% and [**]%      [**]
          between [**]% and [**]%      [**]

2.3  Early Termination Right

     If the actual availability (AV) is less than [**]% in any two months during any four month period, or if the actual availability is less than [**]% in any single month, CBOT (or the party operating the Exchange in Chicago) can terminate its participation in the Systems Operations Agreement by giving written notice of termination to DBS within two weeks after the conclusion of the Project Problem procedures concerning the lack of availability. The notice will take effect at the end of the first full calendar month following the month in which the notice is received. Such notice will constitute termination for cause (Clause 18.1).

3.   Technical Helpdesk Availability

3.1  Calculation of Actual Technical Helpdesk Availability

     The actual Technical Helpdesk Availability (HA) during the scheduled service times set forth in Clause 1.2 will be calculated for each calendar month according to the following formula:

                (     # Successful Calls      )
     HA = 100%* (1- _________________________ )
                (     # Total Number of Calls )

           Variable                 Description

           HA                       actual Availability of the Technical
                                    Helpdesk in percent in respective month
           #Successful Calls        Number of calls taken by the Technical
                                    Helpdesk agents  in the respective month
           #Total Number of Calls   Total Number of calls to the Technical
                                    Helpdesk in the respective month

     The number of Successful Calls and the Total Number of Calls will be measured by DBS's telephone equipment. A Successful Call means that the person requesting service is

         . connected directly with an English speaking staff member of the Technical Helpdesk, or

         . connected with an automated voice message in English which provides sufficient information about the type, extent and probable duration of a System failure (e.g., failure of the backend), or

         . conducted into a waiting loop and is informed by an automated voice message in English that currently all agents are busy and the caller will be connected as soon as possible with the next available agent. If the person requesting service hangs up more than one minute after the automated voice message has concluded, the attempted contact will be registered in the Total Number of Calls but not in the number of Successful Calls; if the person requesting service hangs up before the minute has passed, the call will not be registered in the Total Number of Calls. The person requesting service is connected to an automated voice message which provides sufficient information about the type, extent and probable duration of a System failure (e.g. failure of the backend) with a duration of more than one minute, these calls will also be registered in the Total Number of Calls even if the call was not connected to a staff member.

3.2  Performance Credits

     If the actual availability (HA) of the Technical Helpdesk in any calendar month is less than [**]% in any calendar month commencing with the first full calendar month after the System has been placed in production (currently scheduled for 25 August 2000), DBS will pay the following Performance Credits to CBOT or a party designated by CBOT.


        Actual Availability          Performance Credit for each [**]% (or
        in a Calendar Month          portion thereof)

        Between [**]% and [**]%      [**]
        Between [**]% and [**]%      [**]


4.   System Performance

4.1  Performance Criteria

     DBS will provide a performance system for trading products electronically. The System's performance will be measured as the average host roundtrip time per 20h-trading day and the time needed to process [**] of all transactions. The host roundtrip time is measured as the time a transaction needs for processing and transmission from entering the backend until leaving the backend.

     The current performance criteria is set to [**] seconds for the average host round trip time per 20-hour trading day and [**] seconds for [**] of all transactions.

     After the System is in production DBS and LLC will annually agree on the performance criteria on the basis of the current transaction volumes, number of Participants, number of products, number of series and other factors to be defined during the parties' annual negotiations.

5.   Delivery Times

5.1  New Access Points

     For establishing an additional Access Point consisting of two communications servers and four routers (maintained in a redundant structure of one server and two routers each at two physically separate locations) within the same premises as an existing Access Point, the maximum delivery time is [**]. Delivery times for additional Access
     Points in new premises should be agreed in the corresponding Change Requests, although this may not always be possible due to circumstances at the location (e.g., availability of leased space, local equipment suppliers' delivery times, availability of local subcontractors). If an agreed delivery time for an Access Point is exceeded, DBS will pay to the party(ies) who ordered the Access Point a Performance Credit of [**] for each commenced week up to a total of [**].

6.   General Assumptions

     All Service Levels are based on the following volume and transaction assumptions.

            .   No Market makers/quotes

            .   No unlimited feed by electronic order routing systems

            . No batch processed order routing systems; only continously loaded order routing systems

            .   [**] Members at maximum

            .   [**] Futures Products at maximum

            .   [**] Options Products at maximum

            .   [**] Series per Option at maximum

            . [**] Orders/sec (peak) in the most liquid futures product at maximum

            .   [**] Orders/sec (peak) in all futures product at maximum

            . [**] Orders/sec (peak) in the most liquid options product at maximum

            .   [**] Orders/sec (peak) in all options product at maximum

            . [**] Orders/sec (average per 20h-trading day) in the most liquid futures product at maximum

            . [**] Order/sec (average per 20h-trading day) in all futures product at maximum

            . [**] Orders/sec (average per 20h-trading day) in the most liquid options product at maximum

            . [**] Order/sec (average per 20h-trading day) in all options product at maximum

            . [**] Full-trades/sec (peak) in the most liquid product at maximum

            .   [**] Full-trades/sec (peak) in all products at maximum

            . [**] Full-trades/sec (average) in the most liquid product at maximum

            .   [**] Full-trade/sec (average) in all products at maximum

            .   [**] Orders/20h-trading day at maximum

            .   [**] Full-trades/20h-trading day at maximum

            . Only regular procedure trading days will be taken into account, e.g. trading days with market supervision or non system interface induced problems will not be taken into account.

     DBS will monitor whether the operation of the System is within the above
     volumes and transaction assumptions.   DBS will report monthly to LLC and
     Eurex Zurich about the monitored System information. If the volumes and transaction assumptions are exceeded in any month and if this causes non-compliance with a service level, DBS will not be liable for any payments under this Schedule 10.1 relating to the non-compliance. However, DBS will propose measures to accomodate increased volumes and changes in the transaction assumptions in order to again reach the guaranteed service levels.

     The parties will conduct annual contract reviews and will examine the historical production data which are then available. Based on these reviews, the parties will adjust the agreed service levels.

                                                                   SCHEDULE 12.2

                             List of Key Personnel

                                LLC                             DBS

Program Manager      Jim Amaral       Jurg Spillmann     Frank Gerstenschlager
                     tbd              Tbd                Thomas Lenz
                     tbd              Tbd                Thomas Koster
                     tbd              Tbd                Hanno Klein
                                                         Markus Toporowski
                                                         Matthias Kluber
                                                         Dr. Gerd Kobschall
                                                         Dr. Peter Neuser